                                 EXHIBIT 10.7
                                 ------------

                                     LEASE

                                 by and between

                          AETNA LIFE INSURANCE COMPANY

                                      and

                       TELEPHONE BUSINESS MEETINGS, INC.

                           dba ACCESS CONFERENCE CALL

                                     RIDER
                                     -----

     The printed part of the Lease is hereby modified and supplemented as follows. Wherever there is a conflict between this Rider and the printed part of the Lease the provisions of this Rider are paramount and the Lease shall be construed accordingly.

1.  The following language is hereby added to the Lease:

    Renewal Option.
    --------------

    1.1 Tenant is granted the right and option (the "Renewal Option") to extend the term of this Lease for one (1) additional period of five (5) years, and if such renewal is effectively exercised, such renewal term (the "Renewal Term") shall commence upon the expiration of the previous term of this Lease, provided that:

        (a) Such option must be exercised, if at all, by notice from Tenant to Landlord given at least one hundred eighty (180) days prior to the expiration of the Lease Term; and

        (b) At the time of exercising such option, this Lease shall be in full force and effect and there shall exist no default by Tenant which remains uncured beyond any applicable period of grace.

    1.2 In the event the foregoing option is effectively exercised, all the terms and conditions contained in this Lease shall continue to apply except that:

        (a) There shall be no further right of renewal beyond the period referred to above;

        (b) The Renewal Option shall apply to all (and not less than all) of the Premises originally leased hereunder, plus any additional space leased by the Tenant pursuant to any option contained herein or otherwise:

        (c) In the event Tenant shall have assigned this Lease or sublet in excess of twenty-five percent (25%) of the Premises, except to an affiliate as permitted in the Lease, this

Renewal Option shall automatically expire and be null and void with respect to that portion of the Premises so assigned or sublet;

        (d) The rental rate applicable to the Premises during any Renewal Term, plus any additional space then leased pursuant to Tenant shall enter into an amendment to this Lease to set forth the amount of initial Rent during such Renewal Term.

        (e) The Rent during each such Renewal Term shall be ninety-five percent (95%) of the then current fair market rental rate for similar buildings in the same geographic area including all applicable market concessions and rental escalations. If Landlord and Tenant are unable to reach agreement on the current fair market rental rate for the Premises within ten (10) business days after Tenant's written notice to Landlord of such renewal, then such determination shall be made using the three broker method as follows: within ten
(10) business days after expiration of the ten (10) business day period for Landlord and Tenant to reach mutual agreement as contemplated above, Landlord and Tenant shall each select a commercial real estate broker who is licensed and in good standing in the Commonwealth of Virginia, who has at least five (5) years experience, and who is knowledgeable about the Reston area and commercial leasing therein. To determine the current fair market rental rate, the brokers shall consider comparable office leases in the Reston area and shall compare all relevant factors including (1) the age, quality, function, location and condition of the Building; (2) the time period covered by the relevant Renewal Term; (3) the amount of space being leased under the comparable leases as compared to the amount of space within the Premises; and (4) market concession such as, but not limited to, rental abatement and comparable tenant improvement allowances for renewals and new leases (as the case may be). Such brokers shall also make appropriate adjustments in their calculation to account for any costs or expenses (or savings) which relate to the inclusion or exclusion of specific operating costs items (i.e., cost of electricity, etc.) and different base years which may be applicable to such full service lease(s), or which are unique to the particular comparable office leases in those Reston office buildings used in arriving at their calculation of the current fair market rental rate for the Premises as set forth above. If Landlord's broker and tenant's broker are unable to agree upon the current fair market rental rate for the Premises within thirty (30) days of their selection, they shall mutually select a similarly qualified third (3rd) broker, and the third (3rd) broker shall determine the current fair market rental rate for the Premises. If the determination of the third broker falls between the determination of Landlord's broker and Tenant's broker, the Rent during the Renewal Term shall be ninety-five percent (95%) of the third broker's determination of the current fair market rental rate for the Premises. However, if the determination of the third broker does not fall between the determinations of Landlord's broker and Tenant's broker, the Rent during the Renewal Term shall be ninety-five percent (95%) of the average of the two closest brokers' determinations.

    1.3 In the event Tenant fails to exercise the foregoing option in the manner and within the time period set forth herein, the Lease shall automatically terminate at the end of the then current term, the applicable Renewal Option shall lapse and Tenant shall have no further right or option to extend the term of this Lease.

2.  The following language is hereby added to the Lease:

    2.1 Early Termination Option #1.  Tenant may terminate this Lease as of the
        ---------------------------
seventy-second (72nd) month of the term by: (1) providing Landlord with not less than 180 days written notice of its intent to terminate, and (2) providing a payment of $15.07 per square foot of the Premises, fifty percent (50%) of which shall be due upon Tenant's delivery of its notice of termination, and fifty percent (50%) of which shall be due on the date of termination. If the Lease is terminated by Tenant as provided for under this paragraph, then the rights of the parties with respect to said termination will be as provided for under the Lease had the Lease Term expired on the Lease Expiration Date.

    2.2 Early Termination Option #2.  Tenant may terminate this Lease as of the
        ---------------------------
ninety-sixth (96th) month of the term by: (1) providing Landlord with not less than 180 days written notice of its intent to terminate, and (2) providing a payment of $8.25 per square foot of the Premises, fifty percent (50%) of which shall be due upon Tenant's delivery of its notice of termination, and fifty percent (50%) of which shall be due on the date of termination. If the Lease is terminated by Tenant as provided for under this paragraph, then the rights of the parties with respect to said termination will be as provided for under the Lease had the Lease Term expired on the Lease Expiration Date.

3.  The following language is hereby added to the Lease Agreement.

    Right of First Refusal.  Subject to the rights, as of the date of the full
    ----------------------
execution of this Lease, of existing tenants, Landlord hereby grants to Tenant an on-going right of first refusal ("Right of First Refusal") to lease any space which becomes available for lease (the "Refusal Space") following the full execution of this Lease (subject to the terms set forth below). If Landlord receives a bona fide offer to lease all or any part of the Refusal Space, then Landlord shall deliver written notice of such offer to Tenant (the "Refusal Notice") outlining the material terms of the offer and Tenant shall have the right to exercise the Right of First Refusal upon all of the material terms and conditions set forth in such Refusal Notice, by written notice to Landlord, delivered no later than ten (10) business days after Landlord's delivery to Tenant of the Refusal Notice. Included with Tenant's written response to the Refusal Notice (if positive) shall be current financial statements. After reviewing these statements, Landlord reserves right to request such credit enhancements as Landlord deems reasonable given the rent for the space to be leased (and with no such enhancements to be required unless Tenant's financial condition has materially deteriorated since the execution of this Lease). If Tenant fails to exercise its Right of First Refusal, within such ten (10) business day period (time being of the essence), Tenant shall be deemed to have rejected the Refusal Space designated in the Refusal Notice and Landlord shall have the right to lease the Refusal Space to the third party upon effectively the same terms and conditions set forth in the Refusal Notice. In the event Tenant accepts Landlord's offer, Tenant shall execute a new lease for the Refusal Space using the legal terms set forth in this Lease, but modifying the business terms as necessary to conform to the business terms and conditions set forth in the bona fide offer, as reflected in the Refusal Notice.

    Notwithstanding the foregoing, with respect to the remaining space on the second floor, Tenant shall have, after full Lease execution, an additional two
(2) full Lease Year Right of First

Refusal at the same terms and conditions of this Lease to include: (i) a Twenty Dollar ($20.00) per square foot Tenant Improvement Allowance ("Improvement Allowance") if Tenant leases the space in the first (1st) year of its term; (ii) a Fifteen Dollar ($15.00) per square foot Improvement Allowance if Tenant leases the space in the second year of its term; and (iii) a pro-rata share of the rental abatement, provided for in Article 1.4 of the Lease (determined by comparing the Lease Term for the Premises to the lease term for the Expansion Space).

4.  The following language is hereby added to the Lease:

As security for its full and faithful performance of this Lease, Tenant shall pay Landlord a total security deposit of One Hundred Thousand Dollars ($100,000.00) payable within thirty (30) days of the full execution of this Lease. Tenant shall have the right to provide the security deposit to Landlord either in the form of immediately available funds (i.e., cash, certified check, money order) or an irrevocable and transferable letter of credit running in favor of Landlord, with such letter of credit securing Tenant's obligation hereunder subject to the terms and conditions set forth hereinbelow. The security deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. The letter of credit shall be issued by a bank acceptable to Landlord in Landlord's sole but reasonable discretion and under the supervision of the banking commission of the Commonwealth of Virginia, FDIC or FSLIC. If the credit of the bank which originally issues the letter of credit becomes unacceptable to Landlord in Landlord's sole but reasonable discretion, Tenant shall substitute another letter of credit from a bank which is acceptable to Landlord in Landlord's sole reasonable discretion. The letter of credit shall be irrevocable for the period ending no less than one (1) year after the date of issuance. Tenant shall renew the letter of credit and maintain it for the period ending five (5) days after the later of (i) the date of actual termination of this Lease or (ii) the date Tenant shall have vacated and surrendered the entire Premises to Landlord in accordance with the terms hereof and shall provide that it is automatically renewable for said period hereby demised, unless released pursuant to the provisions of this Section or unless the issuing bank delivers a notice of non-renewal no later than thirty (30) days prior to expiration. If Tenant fails to renew the letter of credit within ten (10) business days of its expiration, Landlord may draw upon the letter and maintain the funds as an interest-bearing deposit to be returned to Tenant upon receipt by Landlord of a substitute letter of credit from Tenant.

The form and terms of the letter of credit shall be reasonably acceptable to Landlord and shall provide, among other things, in effect that:

    (a) Landlord ("Beneficiary") shall have the right to draw down an amount up to the then current face amount of the letter of credit after a default by Tenant under the Lease and expiration of the applicable notice and cure period upon presentation to the issuing bank of Landlord's own declaration signed or purportedly signed by or on its behalf reading as follows:

         i. that the declarant is an officer (or general partner or sole proprietor in the case of a general partnership or sole proprietorship, respectively) of the Beneficiary on behalf of the Beneficiary;

         ii. that the declarant has authority to make the declaration on behalf of the Beneficiary;

         iii. that the declaration is made pursuant to the terms of the letter of credit number ____________;

         iv. that Tenant is in default after expiration of the applicable notice and cure period under the terms of a lease made between Beneficiary and Telephone Business Meetings, Inc., dba Access Conference Call Service;

         v.   that the amount of the default is $_________; and

         vi. [or in lieu of iv. and v.] that Tenant under the terms of a lease made between Beneficiary and Telephone Business Meetings, Inc., dba Access Conference Call Service has failed to provide a substitute letter of credit.

    (b) The letter of credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement;

    (c) In the event of a transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the letter of credit to the transferee, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new Landlord. In the event of such a transfer, the provider of the letter of credit must be ratified by Landlord by return of a transfer agreement.

    (d) If, as a result of any such application of all or any part of such letter of credit, the amount secured by the letter of credit shall be less than $100,000.00, Tenant shall forthwith provide Landlord with cash or other immediately available funds, or an additional letter of credit which meets the requirements of this Section, to cover the deficiency, or restore the amount available to be drawn under the letter of credit to the amount required herein upon written notice from Landlord to Tenant.

    (e) Tenant further covenants that it will not assign or encumber said letter of credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

    (f) Without limiting the generality of the foregoing, if the letter of credit expires earlier than as provided for herein, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), which renewal or substitute letter of credit shall be irrevocable and automatically renewable, and issued by a bank meeting the requirements of this Section, for the entire period provided for in this Section, upon substantially the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord. However, (i) if the letter of credit is not timely renewed or a substitute letter of credit is not timely received, or (ii) if Tenant fails to maintain the letter of credit in the amount and terms set forth in this Section, then, at least thirty (30) days prior to the expiration of the letter of credit, or immediately upon Tenant's failure to comply with each and every term of this Section, Tenant shall deposit with Landlord cash security in the amounts required by, and to be held subject to the terms of this Section, failing which the Landlord may present such letter of credit to the bank, in accordance with the terms of this Section, and the entire sum secured thereby shall be paid to Landlord as a substitute security deposit, to be held by Landlord in the manner provided for in this Section.

    If Tenant provides the security deposit in the form of cash or other immediately available funds, Landlord shall deposit such funds into an interest bearing account chosen by Landlord in its reasonable discretion and, provided Tenant is otherwise entitled to repayment of the security deposit hereunder, Tenant shall be entitled to any and all interest accrued thereon. Notwithstanding the foregoing, Tenant acknowledges and agrees that Landlord may commingle the security deposit with other funds in Landlord's possession provided Landlord otherwise complies with the terms hereof. All direct out-of-pocket expenses to set up and maintain such account shall be deducted from any interest earned on the amount of such cash security deposit. If Tenant defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of Monthly Base Rent, additional rent or any other payment due under this Lease, and the obligation of Tenant to maintain the premises and deliver possession thereof back to Landlord at the expiration or earlier termination of the Lease Term in the condition required herein, then Landlord may (without any waiver of Tenant's default being deemed to have occurred) apply all or any part of the security deposit to the payment of any sum in default or any other sum which Landlord may be required or deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied to replenish the security deposit. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the security deposit (including all interest accrued thereon if any) then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. In the event of a sale or transfer of Landlord's estate or interest in the Building, Landlord shall have the right to transfer the security deposit to the purchaser or transferee, and Landlord shall be considered released by Tenant from all liability for the return of the security deposit, so long as the transferee acknowledges receipt of the security deposit and Landlord's obligations under this Lease.

    Notwithstanding anything else herein to the contrary, and provided Tenant is not then in default under the terms of this Lease and no event has occurred which, with notice or the passage of time, or both, would constitute a default under this Lease at the time the provisions of this paragraph are to take effect, then after the end of the second (2nd) Lease Year, Tenant shall only be required to maintain a security deposit of one month's Rent with Landlord. All terms of this Section relating to the security deposit shall be modified to reflect such reduction in the security deposit, mutatis mutandis, but shall
                                                ----------------
otherwise remain in full force and effect, and Landlord shall return the Letter of Credit for substitution.

5.  The following language is hereby added to the Lease Agreement:

    Landlord will work with Tenant's representatives and contractors to:

          i) install secure conduit and riser capacity, minimum of 4 inch diameter, to connect new telephone room to existing one and from existing one in Tenant's suite.

         ii) allow Bell Atlantic and/or MFS to place additional equipment in both current and new telephone rooms.

         iii) install an electrical generator sufficient to power Tenant's equipment, in a mutually agreeable location in or near the Building, with electrical lines running to the Premises (with the intention of placing the generator in a location which minimizes Tenant's cost of installation and operation while giving due consideration to the Landlord's interest in maintaining an attractive building and site).

    All of the above to be at Tenant's cost.

6. Landlord at Landlord's cost and expense shall provide conduit and sleeves to Building and into Building for secondary fiber entrance as per Exhibit F attached.

7.  The following language is hereby added to the Lease Agreement.

     Commencing on the Lease Commencement Date and continuing through the Lease term, Landlord shall provide Tenant with two hundred fifty (250) square feet of basement storage space in a mutually agreeable location at a rental rate of One Hundred Twenty-Five Dollars ($125.00) per month.

8.  Contingency.     If Landlord does not deliver a fully executed original of
    -----------
this Lease to Tenant within ten (10) days following execution of this Lease by Tenant and delivery to Landlord's representatives in Washington, D.C. (Trammell Crow Company), this Lease shall be null and void.

                                   EXHIBIT A

                          DESCRIPTION OF THE PROPERTY



                                   Suite 200

                                   EXHIBIT B


                               TRUE COPY OF LEASE

                                   EXHIBIT C

                        SCHEDULE OF LEASE MODIFICATIONS



NONE, EXCEPT THOSE, IF ANY, LISTED BELOW:

                                     LEASE

                                 BY AND BETWEEN

                          AETNA LIFE INSURANCE COMPANY

                                  ("Landlord")

                                      AND

                       TELEPHONE BUSINESS MEETINGS, INC.
                       dba ACCESS CONFERENCE CALL SERVICE

                                   ("Tenant")



                           Multi-tenant Office Lease

                               TABLE OF CONTENTS
                               -----------------

ARTICLE
-------
1   TERMS
2   COMMENCEMENT AND EXPIRATION DATES
3   PAYMENT OF RENT
4   SECURITY DEPOSIT
5   USES
6   LATE CHARGES
7   REPAIRS AND MAINTENANCE
8   UTILITIES AND SERVICE
9   COST OF SERVICES AND UTILITIES
10  PROPERTY TAXES
11  LIABILITY AND CASUALTY INSURANCE
12  FIRE INSURANCE - FIXTURES AND EQUIPMENT
13  DAMAGE OR DESTRUCTION
14  ALTERATIONS AND ADDITIONS: REMOVAL OF FIXTURES
15  ACCEPTANCE OF PREMISES
16  TENANT IMPROVEMENTS
17  ACCESS
18  WAIVER OF SUBROGATION
19  INDEMNIFICATION
20  ASSIGNMENT AND SUBLETTING
21  ADVERTISING
22  LIENS
23  DEFAULT
24  SUBORDINATION AND ATTORNMENT
25  SURRENDER OF POSSESSION
26  NON-WAIVER
27  HOLDOVER
28  CONDEMNATION
29  NOTICES
30  MORTGAGEE PROTECTION
31  COSTS AND ATTORNEYS' FEES
32  BROKERS
33  LANDLORD'S LIABILITY
34  ESTOPPEL CERTIFICATES
35  FINANCIAL STATEMENTS
36  TRANSFER OF LANDLORD'S INTEREST
37  RIGHT TO PERFORM
38  SUBSTITUTED PREMISES
39  SALES AND AUCTIONS
40  ROOFTOP EQUIPMENT
41  SECURITY

42   AUTHORITY OF TENANT
43   NO ACCORD OR SATISFACTION
44   MODIFICATIONS FOR LENDER
45   PARKING
46   GENERAL PROVISIONS
47   RULES AND REGULATIONS
48   NO WARRANTIES OR REPRESENTATIONS BY LANDLORD
49   LANDLORD'S CONSENT OR APPROVAL
50   WAIVER OF TRIAL BY JURY

EXHIBIT  A  -  LOCATION AND DIMENSIONS OF PREMISES
EXHIBIT  B  -  RENT INCREASES
EXHIBIT  C  -  TENANT WORK FUNDINGS
EXHIBIT  D  -  HVAC SPECIFICATIONS
EXHIBIT  E  -  CLEANING SPECIFICATIONS
EXHIBIT  F  -  SECONDARY FIBER CONDUIT
RIDER

                                     LEASE
                                     -----

    THIS LEASE (the "Lease") is made this 6th day of December, 1994, by and between Aetna Life Insurance Company, a Connecticut corporation ("Landlord"), c/o Trammell Crow Company, 1115 30th St., N.W., Washington, D.C. 20007, and Telephone Business Meetings, Inc., dba Access Conference Call Service, a Delaware corporation ("Tenant"), having an address of 1801 K Street, N.W., Suite 201, Washington, D.C. 20006 prior to the Lease Commencement Date (and the Premises thereafter).

    Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described below ("Premises") , subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

    1.  TERMS.
        -----

        1.1. PREMISES.  The Premises demised by this Lease are approximately
             --------
Nineteen Thousand Seven Hundred Sixty-five (19,765) square feet located on the second (2nd) floor in 1861 Wiehle Avenue ("Building"), Reston, Va., 22090, together with a nonexclusive right to use parking and other common areas. The location and dimensions of the Premises are shown on EXHIBIT A, attached hereto
                                                     ----------
and incorporated herein by reference. No easement for light or air is included in this Lease. Landlord shall not intentionally block Tenant's view from the Premises.

        1.2. BUILDING.  Landlord represents that the total rentable area of the
             --------
Building is approximately 73,685 sq. ft. and Tenant's percentage of the Building is 26.82%.

        1.3. LEASE TERM.  The parties agree that the Lease Commencement Date
             ----------
and the Lease Expiration Date are as follows:

          Installation Commencement Date:   April 1, 1995
          Operational Commencement Date:    May 1, 1995
          Lease Commencement Date:          June 1, 1995
          Lease Expiration Date:            May 31, 2005

        1.4.  BASE RENT.  The basic rent ("Base Rent") is $23,306.23 per month,
              ---------
commencing on the Lease Commencement Date, and thereafter shall increase as set forth in EXHIBIT B attached hereto and incorporated herein by reference. In
         ---------
addition to the Base Rent, Tenant shall pay all amounts designated as Additional Rent ("Additional Rent") under this Lease, including but not limited to charges for additional services under Section 8.2, increases in costs of services and utilities under Article 9, and increases in Property Taxes under Article 10, all of which shall be deemed rent ("Rent") due under this Lease.

          Notwithstanding the foregoing, Landlord hereby agrees to abate and forgive the payment of fifty percent (50%) of the Base Rent during the first five (5) full calendar months of the Lease term, for a total abatement of Fifty-Eight Thousand Two Hundred Sixty-five and 57/100 Dollars ($58,265.57).

        1.5.  INITIAL PAYMENT.  See Rider, Paragraph #4.
              ---------------

    2.  DELIVERY OF POSSESSION.  Landlord shall deliver possession of the
        ----------------------
computer room of the Premises to Tenant, with Landlord's Work (as hereinafter defined) therein substantially complete ("Ready for Installation") , on or before the Installation Commencement Date. Landlord shall deliver possession of the operations/conference center and customer service area of the Premises to Tenant, with Landlord's Work therein substantially complete ("Ready for Phase-In"), on or before the Operational Commencement Date. Landlord shall deliver possession of the entire Premises to Tenant, with Landlord's Work substantially complete ("Ready for Occupancy"), on or before the Lease Commencement Date. During the period from the Installation Commencement Date to the Operational Commencement Date (the "Installation Period"), Tenant shall have the right to install equipment in the computer room of the Premises and connect such equipment to its cabling. During the period from the Operational Commencement Date to the Lease Commencement Date (the "Phase-In Period"), Tenant shall have the right to install, test, operate its equipment and phase-in its business operations in the Premises. During the Installation Period and the Phase-In Period, all provisions of this Lease, other than the payment of Rent, shall be fully effective. If Landlord does not deliver possession of the Premises to Tenant on the Lease Commencement Date this Lease shall not be void or voidable (except as expressly set forth below) , nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the term be extended, but in such event Tenant shall not be liable for any Rent or other charges due under this Lease until such time as Landlord tenders delivery of possession of the Premises to Tenant with Landlord's Work (as hereinafter defined) substantially complete. Tenant's contractor (cabling) shall have access to the Premises during the Landlord's construction, prior to closing walls, ceilings and raised floorings (if any) to install cabling prior to April 1, 1995. Landlord and Tenant's contractors will work in harmony during this period.

          Notwithstanding the foregoing, if Landlord fails to deliver the Premises Ready for Occupancy on or before the Lease Commencement Date, then Tenant shall have the right to offset against Rent the amount of Ten Thousand Seven Hundred Ninety-five and 77/100 Dollars ($10,795.77) for each month or partial month of such delay plus a daily penalty of $833.00 for each day of such delay, up to a maximum daily penalty per month of Twelve Thousand One Hundred Ninety-seven and 98/100 ($12,197.98) (i.e., the combined monthly and daily penalties cannot exceed more than Twenty-two Thousand Nine Hundred Ninety-three and 75/100 ($22,993.75) or one month's Base Rent). If Landlord fails to deliver the Premises Ready for Occupancy on or before August 1, 1995, then, in addition to the offset rights set forth above in this paragraph, Tenant shall have the right to complete Landlord's Work and offset the reasonable cost of such completion against Rent. Landlord further agrees to include in the bid package prepared by the construction manager (as set forth in Exhibit C) a requirement for the general contractors to include in their bid a penalty equal to Ten Thousand Seven Hundred Ninety-five

Dollars and 77/100 ($10,795.77) for each month or partial month of delay plus a daily penalty equal to $833.00 for each day of delay if the general contractor fails to (i) deliver the computer room of the Premises substantially complete on or before the Installation Commencement Date or (ii) deliver the operations/conference center and customer service area of the Premises Ready for Phase-In on or before the Operational Commencement Date. Notwithstanding the foregoing, each of the deadlines specified above shall be extended one (1) day for each day of delay attributable to "Tenant Delays", "Governmental Delays" and "Force Majeure" as hereafter defined. "Tenant Delays" shall mean any delay in Landlord's completion of the Tenant Improvements caused by (i) Tenant's failure or refusal to meet its obligation to prepare the Tenant Plans and Working Drawings within the time periods specified in Exhibit C, (ii) any change orders,
(iii) Tenant's selection of carpet and other finish items not in stock (so long as Landlord has notified Tenant as soon as possible after Landlord learns of the non-availability) , or (iv) any delay caused by Tenant's failure (upon request by Landlord) to cooperate with Landlord to expedite permit submissions or the County's approval process. "Governmental Delays" shall mean any delay in Landlord's completion of the Tenant Improvements caused by (i) processing delays by the applicable governmental entity in the issuance of a building permit or demolition permit, (ii) delays by the applicable governmental entity in scheduling or performing required inspections of the Tenant Finish Work not caused by Landlord's fault, and (iii) the action or inaction of applicable governmental authorities (provided Landlord diligently pursues all required governmental actions) not attributable to Landlord's fault. "Force Majeure" shall mean delays beyond the reasonable control of a party and without its fault or neglect, such as due to war, riot, civil unrest, shortages of labor or materials despite due diligence, strikes and labor disputes, unusually inclement weather and acts of God.

    3.  PAYMENT OF RENT.  Except as otherwise provided in this Lease, Tenant
        ---------------
shall pay Landlord the Rent and any other payments due under this Lease without demand, deduction or offset, in lawful money of the United States in advance on or before the first day of each month, except that the first month's Base Rent shall be paid upon the execution hereof, at the address noted in Section 29, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and other amounts due under this Lease for any partial month at the beginning or end of the Lease term shall be prorated, on a per diem basis.

    4.  SECURITY DEPOSIT.  See Rider, Paragraph #4.
        ----------------

    5.  USES.
        ----

        5.1.  PERMITTED USES.  The Premises are to be used only for general
              --------------
office purposes including without limitation the operation of a telecommunications service business which includes audio, video, graphic and data telecommunications ("Permitted Uses") and for no other business or purpose without the prior written consent of Landlord. Tenant is a group communications company serving the trade association, corporate, legal and government agency market. Initially during the Lease term Tenant's sophisticated computer-based switches will be connected to the public telephone network via fiber optic cable. Approximately 1,000 telephone lines are currently in use, with expectations that line capacity will double and re-double in the near term. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. Landlord represents that, to Landlord's knowledge, Tenant's permitted uses shall not increase the existing rate of insurance in the Building. In the event of a breach of this covenant, Tenant shall immediately cease the performance of such unlawful act or such act that is increasing or has increased the existing rate of insurance and shall pay to Landlord any and all increases in insurance premiums resulting from such breach. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which produces noise or disturbance to the quiet enjoyment of any other tenant in the Building. If any of the Tenant's office machines or equipment produces noise or disturbance within the premises of any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the noise or disturbance at its sole cost and expense. Subject to the provisions set forth in Section 14, Tenant shall obtain and maintain any required permit for equipment, machine, device, tank or vessel which is subject to any federal, state or local permitting requirement. Tenant, at its expense, shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements governing the installation, operation and removal of any such equipment, machine, device, tank or vessel. Tenant, at its expense, shall comply with all laws, statutes, ordinances, governmental rules, regulations or requirements, and the provisions of any recorded documents now existing or hereafter in effect relating to its use, operation or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein, provided, however, that in no event shall Tenant be required to perform Alterations (as hereinafter defined) outside of the Premises or with respect to the structural elements of the Building within the Premises. Landlord represents that the provisions of any recorded documents now existing or hereafter in effect relating to Tenant's use, operation or occupancy of the Premises shall not limit Tenant's use of the Premises for the permitted uses described in this Section 5.1. Landlord, at its sole cost and expense, shall be responsible for ensuring all Building Life/Safety Systems meet the applicable federal, state and local codes and regulations. Landlord shall be solely responsible for compliance with the ADA (Americans with Disabilities Act), legislation concerning CFC's and all other legal requirements not relating exclusively to tenant's use and occupancy of the Premises. Landlord shall not lease space in the Building to another tenant who will, within the Building, operate a telecommunication conferencing business.

        5.2.  HAZARDOUS MATERIALS.
              -------------------

              5.2.1. As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency (the "EPA"), or any federal agencies that have overlapping jurisdiction with such state agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

              5.2.2. Landlord represents to Tenant that, to Landlord's knowledge, the Premises and the Building are free from hazardous substances as of the date of execution of this Lease. In addition, Landlord agrees that should any hazardous substances be found within the Premises or the Building which were placed therein by Landlord, its agents, employees or contractors or which were within the Premises prior to the Lease Commencement Date and were not introduced by Tenant, its agents, employees and invitees, Landlord shall be responsible for all costs associated with removing said hazardous substances from the Premises and the Building and otherwise complying with the applicable federal, state or local laws with regard thereto. During the term of this Lease, Landlord agrees that it shall not introduce, dispose of, or store hazardous substances within the Premises or the Building in violation of applicable law, and shall comply with all valid orders issued by federal, state and local authorities relating thereto.

              5.2.3. Tenant hereby covenants not to cause or permit any Hazardous Material to be placed, held, located or disposed of in, on or at the Premises or any part thereof and hereby covenants that neither the Premises nor any part thereof shall ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material during the term of this Lease (other than incidental office use in compliance with the law). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Premises of any Hazardous Material (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Material), provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in the first sentence of this Section 5.2.3. Tenant hereby agrees fully to cooperate with Landlord and provide such documents, affidavits and information as may be reasonably requested by Landlord (i) to comply with any environmental law, (ii) to comply with the reasonable request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole but reasonable discretion. Landlord shall have the right but not the obligation, and without limitation of Landlord's rights under this Lease, to enter onto the Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Material following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Material in, on or at the Premises or any part thereof which, if true, could result in an order, suit or other action against Tenant or Landlord or both. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, which costs and expenses result from Tenant's violation of the covenant contained in the first sentence of this Section 5.2.3, shall be deemed Additional Rent under this Lease and shall be payable by Tenant upon Landlord's demand therefor. The provisions of this Section 5.2 shall survive the cancellation, termination or expiration of this Lease.

    6.  LATE CHARGES.  Tenant hereby acknowledges that late payment to
        ------------
Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sum due from Tenant is not received within five (5) business days of its due date , then Tenant shall pay to Landlord immediately upon Landlord's demand therefor a late charge in an amount equal to two percent (2%) of such overdue amount, plus any attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay Rent and other charges when due hereunder. Notwithstanding the foregoing, once per calendar year, Landlord shall agree to forego the late charge specified above provided Tenant pay such Rent or other sums due hereunder within five (5) days of Tenant's receipt of written notice from Landlord that such payment is due.

    7.  REPAIRS AND MAINTENANCE.  Landlord shall maintain, or cause to be
        -----------------------
maintained in first class working condition, the common areas of the Building and the land upon which it is situated, including without limitation the lobbies, elevators, stairs, and corridors, the roof, foundations, structural elements, building systems, parking areas and exterior walls of the Building, and the underground utility and sewer pipes outside the exterior walls of the Building, if any, except any of such repairs rendered necessary by the negligence or misconduct of Tenant, its agents, customers, employees, independent contractors, guests or invitees (to the extent not released by Landlord pursuant to Section 18.2), the repair of which shall be paid for by Tenant within thirty (30) days of Landlord's written demand with backup invoices. Landlord shall not alter the existing windows of the Premises (whether by addition of film or otherwise). Subject to Landlord's right of access pursuant to Article 17, Tenant shall be exclusively responsible for the interior of the Premises (other than structural elements of the Building and portions of the Building systems within the Premises), which shall be maintained by Tenant in good order and repair, and Landlord shall be under no obligation to inspect the Premises or, except as otherwise expressly provided in this Lease, repair the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions. Tenant hereby waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

    8.  UTILITIES AND SERVICES.
        ----------------------

        8.1.  SERVICE.  From 8:00 a.m. to 6:00 p.m. on weekdays ("Normal
              -------
Business Hours") and from 9:00 a.m. to 12:00 p.m. on Saturday ("Saturday Mornings") (except for legal holidays), Landlord shall furnish to the Premises electricity for lighting and operation of low-power usage office machines in an amount no less than 6.0 watts per square foot, water, heat and air conditioning in accordance with the HVAC specifications attached hereto as EXHIBIT D, and
                                                              ---------
elevator service. During all other hours, Landlord shall furnish such service except for heat and air conditioning. Elevator service shall be provided to the Premises, twenty-four (24) hours per day, seven (7) days per week. Landlord shall be responsible for maintaining the offsite monitoring fire suppression system for the Building.

        8.2.  ADDITIONAL SERVICES.  If requested by Tenant, Landlord shall
              -------------------
furnish heat and air conditioning at times other than Normal Business Hours and Saturday Mornings and the cost of such services shall be Landlord's actual cost (which as of the date of this Lease is $25.00 per hour) and shall be paid by Tenant as Additional Rent, payable within thirty (30) days after receipt of Landlord's Invoice. Landlord shall also provide toilet room supplies, window washing at reasonable intervals, and customary Building janitorial service in accordance with the cleaning specifications attached hereto as Exhibit E other
                                                               ---------
types of services provided or caused to be provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants shall be payable as provided in Section 9.1.1.2 of this Lease. Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or other similar cause in, above, upon or about the Premises or the Building. If restoration of any service is within Landlord's control, Landlord shall use diligent efforts to restore such service. If HVAC or electrical services to the Premises are interrupted for more than three (3) business days and Tenant cannot reasonably conduct its business, then until such service is restored, the Rent and the Additional Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect, subject however to Tenant's rights at law or in equity to make a claim for constructive eviction or otherwise.

    9.  COST OF SERVICES AND UTILITIES.
        ------------------------------

        9.1.  DEFINITIONS.  In addition to the Base Rent and other Additional
              -----------
Rent as set forth in this Lease, Tenant shall pay to Landlord as Additional Rent increases under this Article 9. Said increases shall be made as provided herein, using the following definitions:

              9.1.1.  "Operating Costs" shall include Costs of Utilities and
                       ---------------
Other Operating Costs.

                       9.1.1.1.  "Costs of Utilities" shall mean all expenses
                                  ------------------
paid and incurred by Landlord for electricity, water, gas, sewers, oil and utility services for the Building, land and parking and other common areas.

                       9.1.1.2.  "Other Operating Costs" shall mean all other
                                  ---------------------
expenses paid and incurred by Landlord for maintaining, operating, replacing, repairing, and managing (i) the Building, (ii) the personal property used in conjunction therewith, (iii) the Building roof, or (iv) the land upon which the Building is situated, including all curbs and sidewalks adjacent to the same. Such costs shall include, without limitation, supplies, cleaning services, garbage and trash collection, personal property taxes, replacement lighting, maintenance and service contracts, wall and window washing, towel service, machinery, equipment, a commercially reasonable management fee consistent with market rates, window glass replacement and repair, landscaping services of independent contractors (including, without limitation, ice and snow removal), compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties in connection with the management excluding: (a) Costs of any special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made; (b) Property Taxes (as defined in Section 10.1.1); (c) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except for proper depreciation of the costs of energy savings devices to the extent in any year of the documented annual energy savings realized therefrom); (d) the costs of all repairs and replacements of the Premises and the remainder of the Building or portions thereof or fixtures, equipment and facilities comprising or serving the Premises and building made necessary as a result of defects in workmanship or materials of initial construction of the Building; (e) the cost to prepare space for occupancy by any tenants of the Building and for renovating, painting, repainting, decorating, redecorating, planning and designing space for any tenants (including the Tenant); (f) the cost of overtime or other expenses to the Landlord in curing its default or performing work expressly provided for in this Lease to be borne at the Landlord's expense (including such work for other tenants in the Building); (g) other expenses incurred in leasing or for procuring tenants; (h) debt service payments on any mortgage or on any amortization of debts, points, commissions and legal fees associated with financing; (i) the cost of materials, work or utilities separately charged to individual tenants of the Building; (j) legal fees paid or incurred in connection with litigation with tenants for any defaults under their leases and any legal fees incurred in leasing space to tenants; (k) income, net profits, estate, inheritance, gift, franchise, business, professional, occupational or succession taxes and any similar tax or assessment imposed upon or measured by the Landlord's income from the Building; (1) credits, allowances, permits, licenses, inspections, or other payments or rent waivers or concessions granted to any tenant (including Tenant) or incurred in completing, fixturing, renovating or otherwise improving, decorating or redecorating tenant space in the Building; (m) any costs paid to induce tenants to move into or maintain their tenancy at the Building, such as moving expenses or rental or other concessions to tenants (including specified cleaning or other services not provided to other tenants of the Building on a regular basis), including any such costs incurred with respect to the Tenant; (n) all costs incurred in connection with parking operations of the Building (if any); (o) the costs of any capital improvement or the cost of leasing any equipment, fixtures, or trade fixtures where purchase would be considered a capital cost under generally accepted accounting principles, but including any capital improvements expressly permitted to be included in Operating Costs pursuant to the terms of this Section, (p) compensation paid to officers of Landlord or officers of the management agent; (q) costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or employees;
(r) costs for which Landlord is reimbursed by any insurance required to be carried hereunder or actually carried by Landlord or the cost for which Landlord would have been reimbursed by insurance required to be carried hereunder in the event Landlord fails to diligently pursue the insurance proceeds; (s) costs for any structural maintenance, replacement or redesign; (t) costs or expense associated with the enforcement of any leases by Landlord; (u) costs or fees relating to the defense of Landlord's title or interest in the real estate containing the Building, or any part thereof; (v) any costs or expenses relating to Landlord's obligations under any workletter to construct tenant improvements;
(w) expenses in connection with services or other benefits of a type which are not made available to Tenant but which are provided to another tenant or occupant; (x) renovation of the Building made necessary by the exercise of eminent domain; (y) any cost attributable to income received by Landlord or an affiliate of Landlord for the provision of any goods or services, to the extent such cost exceeds the cost for such goods and services in the prevailing market place; (z) ground rent; (aa) legal fees which are not related to the operation, maintenance and management of the Property or other professional or consulting fees which are not directly related to the maintenance, operation and management of the Building, except for any legal fees incurred by Landlord which are attributed solely to Tenant in accordance with the terms of this Lease; intentionally deleted; (cc) increased insurance premiums caused by Landlord's or any tenants' hazardous acts only to the extent of such increase, except for an increase attributed solely to Tenant's hazardous acts; (dd) costs arising from the presence of hazardous materials or substances in or about or below the Building or the land upon which it is situated, including without limitation, hazardous substances in the groundwater or soil, except to the extent Tenant is responsible for the presence of such hazardous materials; (ee) costs incurred for any items to the extent of Landlord's recovery under a manufacturer's, materialmen's vendors or contractor's warranty;
(ff) wages, salaries or other compensation or benefits for off site employees applicable to the time spent working at other buildings, other than the Building manager (provided that with respect to each employee that services the Building and other buildings, a pro rata portion of such employee's salary shall be included in operating expenses, as applicable); (gg) excessive and unreasonable costs of acquisition of sculpture, paintings, or other objects of art; (hh) the rent or expenses in lieu of rent for any on-site leasing office of Landlord in the Building, or of any other space (except the management office serving the Building) in the Building set aside for storage or other facilities for the benefit of Landlord; (ii) management fees in excess of management fees specifically allowed above; and (jj) any special assessments caused by other tenants of the Building. In the event that Landlord receives proceeds from insurance that reimburse Landlord for items previously included in Landlord's Operating Costs (even if for a prior year) , the Actual Costs for the year in which such charge was made shall be recalculated to reflect the receipt of the insurance proceeds (less any reasonable expense incurred by Landlord to obtain such proceeds) and Tenant's proportionate share of any overpayment made for Operating Costs for such year, as recalculated, shall be refunded to Tenant in thirty (30) days.

              9.1.2.  "Lease Year" shall mean the twelve-month period
                       ----------
commencing January 1 and ending December 31.

              9.1.3.  "Base Services Year" shall mean calendar year 1995.
                       ------------------

              9.1.4.  Intentionally Deleted.

              9.1.5.  "Actual Costs" shall mean the actual expenses paid and
                       ------------
incurred by Landlord for Operating Costs during any Lease Year of the term hereof.

              9.1.6.  "Actual Costs Allocable to the Premises" shall mean the
                       --------------------------------------
Tenant's share of the Actual Costs determined by multiplying Tenant's percentage of the Building described in Section 1.2 by the Actual Costs.

              9.1.7.  "Estimated Costs Allocable to the Premises" shall mean
                       -----------------------------------------
Landlord's reasonable estimate of Actual Costs Allocable to the Premises for the following Lease Year to be given by Landlord to Tenant pursuant to Section 9.3.

        9.2.  BASE AMOUNT.  Operating Costs allocable to the Premises for the
              -----------
Base Services Year shall be deemed the "Base Amount".

        9.3.  ADDITIONAL RENT.  Prior to the commencement of each Lease Year
              ---------------
(except the Base Services Year) during the term hereof, Landlord shall furnish Tenant a written statement of the Estimated Costs Allocable to the Premises for such Lease Year and a calculation of the portion of Estimated Costs Allocable to the Premises payable by Tenant as Additional Rent in accordance with this Section. In advance of or before the first day of each month during the term hereof commencing on the first day of the first Lease Year following the Base Services Year, Tenant shall pay as Additional Rent for each month during each such Lease Year: one-twelfth (1/12th) of the amount, if any, by which the Estimated Costs Allocable to the Premises exceed the Base Amount. If at any time or times during any such Lease Year, it appears to Landlord that the Estimated Costs Allocable to the Premises will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, reasonably revise its estimate for such Lease Year and the portion of the Estimated Costs Allocable to the Premises payable by Tenant as Additional Rent as provided herein for such Lease Year shall be accordingly adjusted based on such revised estimate. Notwithstanding the foregoing, Landlord hereby abates and forgives the payment of Additional Rent pursuant to this ARTICLE 9 during the first twelve (12) months of the Lease Term.

        9.4.  ACTUAL COSTS.  Within ninety (90) days after the close of each
              ------------
Lease Year during the term hereof, Landlord shall deliver to Tenant a written statement of the Actual Costs, with a line item breakdown, and the Actual Costs Allocable to the Premises, during the preceding Lease Year. The first such statement shall be for the Base Services Year, although no Rent shall be due from Tenant on account thereof. If such costs for any Lease Year less the Base Amount exceed the amounts paid by Tenant to Landlord pursuant to Section 9.3, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to Section 9.3, then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant. In the event such overpayment cannot be fully credited by Landlord to the next Rent payable by Tenant due to the expiration of the term of this Lease, any remaining overpayment shall be credited by Landlord to any other charges due under this Lease and, to the extent no such charges are due, shall be refunded to Tenant by Landlord within thirty (30) days of the Lease Expiration Date.

        9.5.  END OF TERM.  If this Lease terminates on a day other than the
              -----------
last day of a Lease Year, the amount of any adjustment to Estimated Costs Allocable to the Premises with respect to the Lease Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Lease Year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Actual Costs Allocable to the Premises with respect to such Lease Year.

        9.6.  FURTHER ADJUSTMENT.  In the event the average occupancy level of
              ------------------
the Building for the Base Services Year and/or any subsequent Lease Year was not ninety-five percent (95%) or more of full occupancy, then the Actual Costs for such year shall be adjusted and apportioned among the tenants by the Landlord to reflect those costs which would have occurred had the Building been ninety-five percent (95%) occupied during such year.

        9.7.  TENANT'S AUDIT RIGHTS.  Tenant shall have the right, with fifteen
              ---------------------
(15)days' written notice to Landlord and at Tenant's sole cost and expense, to audit Landlord's books and records pertaining to the Actual Costs for the preceding year and for the Base Services Year one time per year within one hundred eighty (180) days of Tenant's receipt of Landlord's reconciliation at Landlord's or Landlord's property manager's place of business. If a discrepancy in Tenant's favor is discovered, then Landlord must reimburse Tenant immediately for any overpayment and must pay for such audit if the discrepancy results in any overpayment of more than five percent (5%).

    10. PROPERTY TAXES.
        --------------

        10.1.  CONTRIBUTION TO TAXES.  In addition to the Base Rent and other
               ---------------------
Additional Rent, Tenant shall pay to Landlord, as Additional Rent, its share of the increase in Property Taxes under this Article 10. Tenant's share of the increase of such taxes shall be determined as provided herein, utilizing the following definitions:

               10.1.1.  "Property Taxes" shall mean any form of assessment,
                         --------------
license, fee, rent tax, excise, imposition, charge, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, profit, business, professional, estate, succession inheritance, transfer or franchise taxes), including, without limitation, all ad valorem, sales and use, value added, gross receipts, sewer, privilege, or similar taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, on the Building or any part thereof, the land upon which the Building is situated, the parking area serving the Building, or any other legal or equitable interest of Landlord in the same.

               10.1.2.  The Term "Lease Year" shall mean the period defined in
                                  ----------
Section 9.1.2.

               10.1.3.  The term "Base Tax Year" shall mean calendar year 1995.
                                  -------------

               10.1.4.  The term "Tenant's Share of Property Taxes" shall mean
                                  --------------------------------
the amount of Property Taxes payable during any Lease Year by Landlord multiplied by Tenant's percentage of the Building described in Section 1.2.

        10.2.  ADDITIONAL RENT FOR ESTIMATED INCREASES IN TENANT'S SHARE OF
               ------------------------------------------------------------
PROPERTY TAXES. Prior to the commencement of each Lease Year (except the Base
--------------
Tax Year), Landlord shall furnish Tenant with a written statement setting forth Landlord's reasonable estimate of Tenant's Share of Property Taxes for such Lease Year. One-twelfth (1/12th) of the amount, if any, by which such estimated Tenant's Share of Property Taxes exceeds the Tenant's Share of Property Taxes for the Base Tax Year shall be Additional Rent payable by Tenant as provided in
Article 3.

        10.3.  ACTUAL PROPERTY TAXES.  Within ninety (90) days after the close
               ---------------------
of each Lease Year during the term hereof, Landlord shall deliver to Tenant a written statement (to include all relevant tax bills and paid receipts) setting forth the Tenant's Share of Property Taxes during the preceding Lease Year. If such amount less Tenant's Share of Property Taxes for the Base Tax Year ("Tenant's Actual Share") exceeds the amount of Property Taxes actually paid by Tenant to Landlord pursuant to Section 10.2 hereof, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows Tenant's Actual Share to be less than the amounts paid by Tenant to Landlord pursuant to Section 10.2, then the amount of such overpayment shall be credited by Landlord to the next Rent payable by Tenant. In the event such overpayment can not be fully credited by Landlord to the next monthly Rent or subsequent monthly Rent payable by Tenant due to the expiration of the term of this Lease, any remaining overpayment shall be credited by Landlord, until such credit is used up, to any other charges due under this Lease and, to the extent no such charges are due, shall be refunded to Tenant by Landlord within thirty (30) days of the Lease Expiration Date.

        10.4.  TAXES ON PERSONAL PROPERTY PAID FOR BY TENANT AND NOT
               ------------------------------------------------------
REIMBURSED BY LANDLORD. Tenant shall pay, prior to delinquency, all personal
----------------------
property taxes payable with respect to all property of Tenant located on the Premises or the Building and shall provide promptly, upon request of Landlord, written proof of such payment.

        10.5.  END OF TERM.  If this Lease terminates on a day other than the
               -----------
last day of a Lease Year, the amount of any adjustment between the estimated and actual Tenant's Share of Property Taxes with respect to the Lease Year in which such termination occurs shall be prorated on the basis of a 365-day year; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Tenant's Share of Property Taxes with respect to such Lease Year.

        10.6.  FURTHER ADJUSTMENT.  In the event the average occupancy level
               ------------------
of the Building for the Base Services Year and/or any subsequent Lease Year was not ninety-five percent (95%) or more of full occupancy, then the Property Taxes for such year shall be proportionately adjusted among the tenants by Landlord to reflect those costs which would have occurred had the Building been ninety-five percent (95%) occupied during such year.

    11. LIABILITY AND CASUALTY INSURANCE.  Tenant shall, at Tenant's expense,
        --------------------------------
obtain and keep in force during the term of this Lease a policy of comprehensive general liability insurance, including personal injury liability, contractual liability, and completed operations liability (if applicable), insuring Landlord and Tenant against any liability arising out of the use, occupancy or maintenance of the Premises. Such insurance shall be in the amount of not less than One Million and no/100ths Dollars ($1,000,000.00) for bodily injury and property damage for any one accident or occurrence. Fire and casualty insurance with extended coverage in an amount of not less than Fifty Thousand and no/100ths Dollars ($50,000.00) covering Tenant's personal property and equipment shall also be obtained and kept in force during the term of this Lease at Tenant's expense. The limit of any of such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance Landlord may, after ten (10) days notice and opportunity to cure, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. All insurance required to be obtained by Tenant hereunder shall be issued by companies reasonably acceptable to Landlord. Thirty (30) days prior to the Lease Commencement Date, Tenant shall deliver to Landlord certificates of liability insurance required herein with loss payable clauses satisfactory to Landlord. Any deductible under such insurance policy in excess of Ten Thousand and no/100ths Dollars ($10,000.00) must be approved by Landlord in writing prior to issuance of such policy. No policy shall be cancelable, allowed to lapse and/or expire and/or be subject to reduction of coverage except upon thirty (30) days' prior written notice to Landlord. All such policies shall name Landlord as named insureds and Tenant's casualty policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants making similar uses of similar buildings in the vicinity of the Building. Tenant shall obtain any revised or increased coverage required by Landlord within sixty (60) days of any such notification from Landlord.

    12. FIRE INSURANCE - FIXTURES AND EQUIPMENT.
        ---------------------------------------

        12.1. During the term, Landlord shall carry and maintain all risk property insurance covering the Building and Landlord's property therein, with full replacement cost coverage (exclusive of footings and foundations) and in an amount required by its insurance company to avoid the application of any coinsurance provision. Landlord's insurance shall be issued by a company that is licensed to do business in the Commonwealth of Virginia and that has a rating equal to or exceeding A- from Best's Insurance Guide, and shall be primary and not contributing.

        12.2. Tenant shall maintain in full force and effect on all Tenant's trade fixtures, equipment and personal property on the Premises, a policy of all risk property insurance covering the full replacement value of such property. During the term of this Lease, the proceeds from any such policy of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with a certificate of insurance evidencing that the requirements set forth herein are in full force and effect. Any deductible in excess of Ten Thousand and no/100ths Dollars ($10,000.00) under such insurance must be approved in writing by Landlord prior to issuance of such policy. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants making similar uses of similar buildings in the vicinity of the Building. Tenant shall provide Landlord with notice of loss or damage to property promptly after such loss or damage occurs. Tenant shall provide and keep in force with companies satisfactory to Landlord, business interruption and/or loss of rental insurance in an amount equivalent to six (6) months Rent and Additional Rent which shall not contain a deductible greater than Ten Thousand Dollars ($10,000.00). Tenant shall furnish Landlord with certificates of insurance naming Landlord as an additional insured. No policy shall be cancelable, allowed to lapse and/or expire and/or be subject to reduction of coverage except upon thirty (30) days' prior written notice to Landlord.

    13. DAMAGE OR DESTRUCTION.
        ---------------------

        13.1.  CASUALTY DAMAGE - INSURED.  If the Building or Premises is
               -------------------------
damaged by fire or other perils covered by extended coverage insurance the following provisions shall apply:

               13.1.1.  TOTAL DESTRUCTION.  In the event of total destruction
                        -----------------
of the Building such that the Premises reasonably cannot be rebuilt within one hundred and eighty (180) days ("Total Destruction"), then, (i) Landlord shall elect either promptly to commence repair and restoration of the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect (unless Tenant exercises its right to terminate), or not to repair or restore the Building, in which event this Lease shall terminate, and (ii) Tenant may elect to terminate this Lease. In either case, each party shall give the other party written notice of its intention within sixty (60) days after the occurrence of such destruction. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.

               13.1.2.  PARTIAL DESTRUCTION.  In the event of a partial
                        -------------------
destruction of the Building to an extent not exceeding twenty-five percent (25%) of the value thereof and if the damage thereto is such that the Building may be repaired or restored within one hundred eighty (180) days from the date of such destruction and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (or would have, had Landlord carried the insurance required in Section 12.1 of the Lease), Landlord shall commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or the cost thereof exceeds twenty-five percent (25%) of the value thereof or if the insurance proceeds payable to Landlord will not be sufficient to cover such cost (and would not have been, even if Landlord had carried the insurance required in Section 12.1 of the Lease), (i) Landlord may elect either to so repair and restore, in which event this Lease shall continue in full force and effect (unless Tenant exercises its right to terminate), or not to repair or restore, in which event this Lease shall terminate, and (ii) Tenant may elect to terminate this Lease. In either case, each party shall give written notice to the other party of its intention within sixty (60) days after the destruction occurs. If Landlord elects not to repair or restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction.

        13.2.  TERMINATION.  Upon any termination of this Lease under any of the
               -----------
provisions of this Article, Tenant shall surrender the Premises in accordance with the provisions of Article 25.

        13.3.  RENT ABATEMENT.  In the event of repair and restoration as
               --------------
herein provided, the monthly installments of Rent shall be equitably abated based on the amount of the Tenant's loss of use of the Premises occasioned thereby; provided, however, if the damage is due, directly or indirectly, to the fault or neglect of Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Rent, except to the extent Landlord receives proceeds from any applicable insurance policy of Tenant to compensate Landlord for loss of Rent. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of said Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

        13.4.  DELAY.  Tenant shall not be released from any of its obligations
               -----
under this Lease except to the extent and upon the conditions expressly stated in this Article. Notwithstanding anything to the contrary contained in this Article, if Landlord has elected to repair or restore and is thereafter delayed or prevented from repairing or restoring within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other causes beyond the control of Landlord, Landlord shall, at the option of Landlord or Tenant, be relieved of its obligation to make such repairs or restoration and, in the event Landlord or Tenant exercises such option, Tenant shall be released from its obligations under this Lease as of the end of such one (1) year period.

        13.5.  UNINSURED DAMAGE.  Notwithstanding anything to the contrary
               ----------------
contained in this Article, if damage to the Building or the Premises is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

        13.6.  REPAIR OBLIGATION.  If Landlord is obligated to or elects to
               -----------------
repair or restore as herein provided, Landlord shall repair or restore only those portions of the Building and Premises which were originally provided at Landlord's expense; and the repair and restoration of areas or items not provided at Landlord's expense shall be the obligation of Tenant.

        13.7.  END OF TERM.  Notwithstanding anything to the contrary contained
               -----------
in this Article, Landlord or Tenant may elect to terminate this Lease in the event of damage to the Building or the Premises occurring during the last (12) months of the term of the Lease or any extension thereof; and Landlord shall not have any obligation to repair or restore the Premises or the Building during the last twelve (12) months of the term of this Lease or any extension thereof.

    14. ALTERATIONS AND ADDITIONS:  REMOVAL OF FIXTURES.
        -----------------------------------------------

        14.1.  CONSENT REQUIRED.  Tenant shall not make or allow to be made any
               ----------------
alterations, additions or improvements (collectively "Alterations") to or on the Premises without first obtaining the written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

        14.2.  REQUEST FOR ALTERATIONS.  Any request for Alterations to be made
               -----------------------
to the Premises by Tenant shall be made in writing, which shall include detailed plans and specifications of the proposed Alterations prepared by an architect approved by Landlord and licensed in the jurisdiction in which the Premises is located, together with the names and addresses of the proposed contractors and subcontractors, all of whom shall be approved and licensed as aforesaid. Tenant shall upon demand reimburse Landlord as Additional Rent for all reasonable cost and expense actually incurred in reviewing the plans and specifications and inspecting the work on behalf of Landlord (by persons other than employees of Landlord) including without limitation, the cost of any engineers and/or architects retained by Landlord to review same and inspect the work on behalf of Landlord.

        14.3.  NATURE OF ALTERATIONS.  Any Alterations, including, but not
               ---------------------
limited to, wall covering, paneling and built in cabinet work (but excepting moveable furniture and trade fixtures), shall be made at Tenant's sole expense, according to plans and specifications approved in writing by Landlord, in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Lease Commencement Date, shall not diminish the value of the Building or the Premises and (excluding all telecommunications equipment, computer equipment and cabling, supplemental HVAC equipment and Tenant's generator(s) and related equipment, which shall be removed by Tenant in accordance with Section
14.5 below, at Tenant's sole cost and expense at the expiration of the Lease term) shall at once become a part of the realty and shall be surrendered with the Premises (unless otherwise required by Landlord as set forth in Section 14.5 below).

        14.4.  REPAIRS.  Tenant shall be responsible for making any and all
               -------
repairs and replacements to the Alterations during the term of this Lease (as same may be extended) and maintaining the same in good order and condition. Notwithstanding anything to the contrary contained in this Lease, should there be a fire or other casualty to the Premises, it is agreed by the parties that the Landlord shall not be responsible to restore any Alterations made by Tenant regardless of whether such Alterations were approved by Landlord and the Tenant shall be responsible to restore the same at its sole cost and expense.

        14.5.  EXPIRATION/TERMINATION OF LEASE.  Upon the expiration or sooner
               -------------------------------
termination of the term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole expense, with due diligence, remove any Alterations made by Tenant, which at the time of Landlord's approval of such Alterations were designated by Landlord to be removed, and repair any damage to the Premises caused by such removal. In no event shall Tenant be required to remove the Tenant work performed pursuant to Exhibit C and C-1. Notwithstanding the
                                  ---------     ---
foregoing, Tenant shall be required to remove Tenant's telecommunications equipment, computer equipment and cabling, supplemental HVAC equipment and generator at the termination of this Lease and repair any damage to the Premises caused by such removal. Tenant shall remove all of Tenant's moveable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease, either by expiration of the term or other cause, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. If Tenant shall fail to remove any of its property at the time Tenant vacates the Premises, such property shall be deemed to have been abandoned by Tenant and Landlord may, in accordance with the provisions of applicable statutes governing commercial landlord and tenant matters, without liability for the loss thereof or damage thereto, either remove and store such property, such storage to be for the account and at the expense of Tenant, or otherwise dispose of such property in Landlord's sole and absolute discretion, all at the expense of Tenant. If Landlord elects to store such property and Tenant fails to pay the cost of storing any such property within thirty (30) days of demand therefor, Landlord may sell any or all such property at public or private sale, without notice to Tenant, and shall apply the proceeds of such sale to the following costs in the following order: (i) the cost and expense of such sale, including reasonable attorneys' fees, (ii) the payment of the costs or charges for storing any such property, and (iii) the payment of any other sums which may then be or thereafter become due Landlord from Tenant under any of the terms of this Lease. The balance, if any, shall be paid to Tenant.

    15. ACCEPTANCE OF PREMISES.  Landlord has expressly agreed in this Lease to
        ----------------------
perform certain tenant improvement work in the Premises as set forth in Exhibit
C. The acceptance of the Premises by Tenant shall be deemed to have occurred five (5) days after substantial completion in accordance with Exhibit C; at such time, Tenant shall be deemed to have accepted the Premises in their then condition except for any "punch list" items (as that term is used in the construction industry) noted by Tenant in writing to Landlord within such five
(5) day period pursuant to any inspection of the Premises made by Tenant within such five (5) day period. Landlord shall complete the punch list items within thirty (30) days. If the completion of the punch list is not possible within said thirty (30) day period due to reasons beyond Landlord's control, Landlord shall diligently pursue completion of the punch list. The existence of such punch list items shall not postpone the Lease Commencement Date of this Lease nor the obligation of Tenant to pay Rent or any other charges due under this Lease.

    16. TENANT IMPROVEMENTS.  The provisions governing the planning,
        -------------------
construction, scope of work and terms of payment are set forth in EXHIBIT C,
                                                                  ---------
which is attached hereto and incorporated herein by this reference.

    17. ACCESS.  Tenant shall permit Landlord to enter the Premises at all
        ------
reasonable times with reasonable prior notice (except in case of emergencies) to inspect the same; to show the Premises to prospective Tenants (within twelve months of the expiration of the term of this Lease), prospective lenders, purchasers and investors; to exercise its rights under this Lease; to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within the time required under this Lease or within a reasonable time after written notice from Landlord, whichever is earlier; to post notices of nonresponsibility and similar notices and "For Sale" signs at any time and to place "For Lease" signs upon or adjacent to the Building at any time within twelve (12) months of the expiration of the term of this Lease. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure so long as Landlord provides reasonable access to the Building and the Premises.

          If any entry or work by Landlord would materially adversely affect Tenant's ability to operate its business in the Premises, Landlord shall undertake such entry or work (except in the event of an emergency) after Normal Business Hours.

    18. WAIVER OF SUBROGATION.
        ---------------------

        18.1.  TENANT'S WAIVER.  Whether due to the negligence of Landlord or
               ---------------
Landlord's agents or employees, or any other cause and notwithstanding any other provision of this Lease, Tenant hereby releases Landlord and Landlord's agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the real or personal property of Tenant located in the Building, including the Building itself, arising out of any of the perils which are (or could have been) covered by Tenant's property insurance policy, with extended coverage endorsements, or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which are (or could have been) covered by the business interruption or by the loss of rental income insurance policy held by Tenant. Tenant shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against Landlord.

        18.2.  LANDLORD'S WAIVER.  Whether due to the negligence of Tenant or
               -----------------
Tenant's agents or employees, or any other cause and notwithstanding any other provision of this Lease, Landlord hereby releases Tenant and Tenant's agents and employees from responsibility for and waives its entire claim of recovery for
(i) any loss or damage to the real or personal property of Landlord located in the Building, including the Building itself, arising out of any of the perils which are (or could have been) covered by Landlord's property insurance policy, with extended coverage endorsements, or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which are (or could have been) covered by the business interruption or by the loss of rental income insurance policy held by Landlord. Landlord shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against Tenant.

    19. INDEMNIFICATION. Tenant shall defend, indemnify and hold harmless
        ---------------
Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all third party liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the negligence or willful misconduct or negligence of, Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Premises or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage caused by the willful misconduct or negligence of Tenant, occurring in or about the Building or Premises. This indemnification shall survive termination of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the sole negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.

Landlord shall defend, indemnify and hold harmless Tenant, its agents, employees, officers, directors, partners and shareholders from and against any and all third party liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the negligence or willful misconduct of, Landlord, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or the Premises or arising from any breach or default under this Lease by Landlord, or arising from any accident, injury, or damage caused by willful misconduct or negligence of Landlord, occurring in or about the Building or Premises. This indemnification shall survive termination of this Lease. This provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Tenant, or its officers, contractors, licensees, agents, employees, or invitees.

     20.   ASSIGNMENT AND SUBLETTING.
           -------------------------

          20.1.  LANDLORD'S CONSENT.  Tenant shall not assign this Lease, or
                 ------------------
sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. When Tenant requests Landlord's consent to such assignment or sublease, it shall notify Landlord in writing of (i) the name and address of the proposed assignee or subtenant; (ii) the nature and character of the business of the proposed assignee or subtenant; (iii) financial information including financial statements of the proposed assignee or subtenant; and (iv) a copy of the proposed sublet or assignment agreement. Tenant shall thereafter immediately provide to Landlord any and all other information and documents reasonably requested by Landlord in order to assist Landlord with its consideration of Tenant's request hereunder. Without limitation, it shall not be unreasonable if Landlord denies its consent to a proposed assignment or sublease to an assignee or subtenant (i) which in Landlord's reasonable opinion does not have sufficient financial strength to meet its financial obligations under the assignment or sublease; (ii) which Landlord can demonstrate has a history of committing lease defaults or otherwise failing to meet its contractual obligations either with Landlord, its affiliates, or other landlords; or (iii) to any assignee or sublessee who proposes to use the Premises other than for the uses specifically permitted under Section 5, above. If the proposed sublet or assignment is for more than twenty-five percent (25%) of the rentable area of the Premises, Landlord shall have the option (to be exercised within ten (10) business days from the submission of Tenant's request and receipt of all other information requested hereunder) to cancel this Lease with respect to the portion of the Premises to be subleased or assigned as of the commencement date stated in the proposed sublease or assignment. If Landlord shall not exercise its option within the time set forth above, Landlord's consent to any proposed assignment or sublease shall not be unreasonably withheld.

           20.2. APRROVED SUBLEASES AND ASSIGNMENTS.  If Landlord approves an
                 ----------------------------------
assignment or sublease as herein provided, Tenant shall pay to Landlord, as Additional Rent due under this Lease, as applicable (i) in the case of a sublease, an overage amount equal to fifty percent (50%) of the difference, if any, between the Rent allocable to that part of the Premises affected by such sublease pursuant to this Lease, and the rent paid by the subtenant to Tenant, less any reasonable and customary expenses incurred by the Tenant in connection with the sublease (including without limitation tenant improvement costs, free rent, brokerage fees, legal costs, moving allowance), and (ii) in the case of an assignment, an overage amount equal to fifty percent (50%) of the premium, if any, received by Tenant for such assignment. Such overage amounts shall be due and payable by Tenant to Landlord within thirty (30) days of Tenant's receipt of payment from the subtenant or assignee. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder and shall assume all such obligations in writing in a form reasonably satisfactory to Landlord, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any assignment or sublease without Landlord's consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. In the event that Tenant requests that Landlord consider a sublease or assignment hereunder (except with respect to the exercise by Landlord of its option to cancel as set forth in Section 20.1), Tenant shall pay (i) Landlord's reasonable fees, not to exceed Five Hundred and 00/100 Dollars ($500.00) per transaction, incurred in connection with the consideration of such request, and
(ii) all reasonable attorneys' fees not to exceed $1,000.00 per transaction and costs incurred by Landlord in connection with the consideration of such request or such sublease or assignment.

     21.   ADVERTISING.  Tenant shall not display any sign, graphics, notice,
           -----------
picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. If Tenant shall fail to do so, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount shall be deemed Additional Rent and shall be due within ten (10) days of Landlord's demand therefor. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs.

     Tenant shall have signage rights to install a monument style sign in front of the Building, subject to any applicable governmental laws, ordinances, regulations, and other requirements at Tenant's expense. The size, design and placement of such shall require approval of Landlord, which shall not be unreasonably withheld or delayed, and all applicable zoning, government regulations, ordinances and licenses.

     22.   LIENS.  Tenant shall keep the Premises and the Building free from any
           -----
liens, including but not limited to liens filed against the Premises by any governmental agency, authority or organization, arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond within ten (10) business days after Tenant learns of same. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien, at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including reasonable attorneys' fees and costs, shall be deemed Additional Rent. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or of any interest of Landlord in the Premises.

     23.   DEFAULT.
           -------

           23.1. TENANT'S DEFAULT.  A default under this Lease by Tenant shall
                 ----------------
exist if any of the following occurs:

                 23.1.1. If Tenant fails to pay Rent or any other sum required to be paid hereunder within five (5) business days after written notice from Landlord, except as provided in Section 23.1.5 of this Lease; or

                 23.1.2. If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within fifteen (15) days after written notice from Landlord where such breach could reasonably be cured within such fifteen (15) day period, provided, however, that where such failure could not reasonably be cured within the fifteen (15) day period, that Tenant shall not be in default if it commences such performance within the fifteen (15) day period and diligently thereafter prosecutes the same to completion; or

                 23.1.3. If, to the extent permitted by applicable law, there shall be filed by or against Tenant, in any court pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for the reorganization of or for the appointment of a receiver, trustee or liquidator for all or any portion of the assets of Tenant, and, within thirty
(30) days thereafter, Tenant fails to secure a discharge thereof, or if the Tenant makes an assignment for the benefit of creditors, or if the Tenant admits in writing its or their inability to pay its or their debts; or

                 23.1.4. If Tenant shall fail to take possession of and/or occupy the Premises within the thirty (30) days following the Lease Commencement Date or if Tenant shall vacate the Premises for a period of fifteen (15) days or more (without giving Landlord notice of such vacancy) at any time following the Lease Commencement Date; or

                 23.1.5. The chronic delinquency by Tenant in the payment of monthly Rent, or any other periodic payments required to be paid by Tenant under this Lease, shall constitute a default. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a chronic delinquency, at Landlords' option, Landlord shall have the additional right to require that Rent be paid by Tenant quarter-annually, in advance.

           23.2. REMEDIES.  Upon a default, Landlord shall have the following
                 --------
remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                 23.2.1. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent and other charges when due.

                 23.2.2. Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. On the giving of the notice, all of Tenant's rights in the Premises, shall terminate. Upon such termination, Tenant shall surrender and vacate the Premises in the condition required by Article 25, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Rent or other sum previously accrued or then accruing against Tenant. Upon such termination Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant or executing a judgment for possession shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. When Tenant is evicted or otherwise vacates the Premises, Landlord has the right, at Tenant's cost and without liability for the loss thereof or damage thereto, to remove all Tenant's personal property, which shall be deemed to have been abandoned by Tenant, and either store same or otherwise dispose of same in Landlord's sole and absolute discretion. Landlord and Tenant hereby acknowledge that in the event of such a termination, actual damages to Landlord may be difficult to ascertain and, accordingly, hereby agree that in such event, the net present value of the Base Rent due from the date of such termination to the Lease Expiration Date, discounted at eight percent (8%) per annum, less the fair rental value of the Premises from the date of such termination or reentry of the Landlord until the Lease Expiration Date, discounted at eight percent (8%) per annum, shall thereupon be immediately due and payable to Landlord to compensate Landlord for Tenant's default and such termination. Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises pursuant to judicial process by reason of any default of Tenant hereunder.

                 23.2.3. Landlord may, except as may otherwise have been agreed to between the parties pursuant to landlord lien waivers, with or without terminating this Lease, re-enter the Premises by judicial process and remove all persons and property from the Premises; such property shall be deemed to have been abandoned by Tenant and may either be removed and stored in a public warehouse or elsewhere or otherwise disposed of in the Landlord's sole and absolute discretion, all at the cost of the Tenant. The parties hereby agree that Landlord shall not be liable for the loss of such property or any damages thereto. No re-entry or taking possession of the Premises by Landlord pursuant to this Section shall be construed as an election to terminate this Lease unless
(i) a written notice of such intention is given to Tenant, or (ii) Tenant is evicted from the Premises.

                 23.2.4. Landlord's rights pursuant to this Article, including without limitation, Landlord's rights to collect Base Rent, Additional Rent and other charges due under this Lease, shall survive any termination of the Lease, whether such termination is effected pursuant to this Article or otherwise. Notwithstanding anything to the contrary contained herein, Landlord, prior to termination of the Lease or re-entry of the Premises, shall have no obligation or duty to mitigate or attempt to offset any damages which are or may be suffered by Landlord as a result of any default of Tenant under the Lease. From and after termination of the Lease or re-entry of the Premises, Landlord shall use commercially reasonable efforts to mitigate its damages. Any payment by Tenant of a sum of money less than the entire amount due Landlord at the time of such payment shall be applied to the obligations of Tenant then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction and any payment accepted by Landlord shall be without prejudice to Landlord's right to obtain the balance due or pursue any other remedy available to Landlord both in law and in equity.

                 23.2.5. Landlord agrees to use good faith, commercially reasonable efforts to relet the Premises and otherwise to mitigate its damages in the event of a default by Tenant. The foregoing notwithstanding (i) Landlord shall not be obligated to show any preference between the Premises and any other vacant space in the Building with regard to any such reletting; (ii) Landlord may make such leasing concession (including but not limited to rental abatement/free rent, tenant improvement allowances, and the like) as Landlord deems appropriate in its sole but reasonable judgment; (iii) Landlord shall have the right to attempt to relet the Premises in whole or in any subdivided part, or in combination with other vacant space in the Building, and to apportion the rentals and concessions thereunder in any fashion Landlord deems appropriate, in its sole but reasonable judgment; and (iv) Landlord's inability to relet the Premises or any part thereof, or to collect rent after any such reletting, despite its good faith efforts, shall not constitute a violation of Landlord's duty to mitigate under this Section 23.2.5.

     24.   SUBORDINATION.  Landlord represents and warrants that as of the date
           -------------
hereof there are no existing deeds of trust or other liens against the Building. Upon request of Landlord, Tenant will, in writing, subordinate its rights hereunder to any holder of the lien of any mortgage, deed of trust, ground lease or underlying lease hereafter in force against the Premises (the "Landlord's Mortgage"), and to all advances made or hereafter to be made upon the security thereof; provided, however, that Tenant shall grant such subordination only if Tenant simultaneously receives in a form reasonably acceptable to Tenant and Landlord, a non-disturbance agreement from and executed by Landlord's Mortgagee for the benefit of Tenant. Tenant shall execute and return to Landlord any such subordination documents within twenty (20) business days of Landlord's written request. Such non-disturbance agreement shall provide in the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, that Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease, provided such purchaser or grantee assumes in writing Landlord's obligations under this Lease.

     25.   SURRENDER OF POSSESSION.  Upon expiration of the term of this Lease
           -----------------------
or as otherwise provided hereunder, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear (to the reasonable satisfaction of Landlord) and damage by storm, fire, lightning, earthquake or other casualty excepted. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agents, employees, independent contractors, officers, directors, partners, and shareholders against any loss or liability including reasonable attorneys' fees and costs, and including liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination of this Lease.

     26.   NON-WAIVER.  Waiver by Landlord of any breach of any term, covenant
           ----------
or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s); or any subsequent breach of the same or any other term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No provision of this Lease shall be deemed to have been waived or modified by Landlord or Tenant unless such waiver or modification shall be in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     27.   HOLDOVER.  If Tenant shall, without the written consent of Landlord,
           --------
hold over after the expiration of the term of this Lease such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated by either party upon thirty (30) days written notice to the other party. During such tenancy, Tenant agrees to pay to Landlord, each month, the greater of the fair market rental value for the Premises or one hundred fifty percent (150%) of the Rent payable by Tenant for the last month of the term of this Lease.

     28.   CONDEMNATION.  If twenty (20) percent or more of the Premises or of
           ------------
such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority, and all Rent and other payments shall be paid to that date. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest).

     29.   NOTICES.  All notices and demands which may be required or permitted
           -------
to be given to either party hereunder shall be in writing, and shall be sent by overnight courier or United States mail, postage prepaid, certified or registered with return receipt requested, to the addresses set forth below, or to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed received upon delivery, if sent by overnight courier, or upon the earlier of, if sent by mail, actual receipt or the third day after deposit in the United States mail, postage prepaid. Notices shall be addressed as follows:

          If to Landlord:                  If to Tenant:

          Aetna Life Insurance Company     1801 K Street, N.W.
          c/o Trammell Crow Company        Suite 201
          1115 30th Street, NW             Washington, D.C.  20006
          Washington, DC  20007            Attn.:  Mr. C. Raymond Marvin

                                           with a copy to:

                                           Philip M. Horowitz, Esq.
                                           Arter & Hadden
                                           1801 K Street, N.W.
                                           Suite 400K
                                           Washington, D.C.  20006


     30.   MORTGAGEE PROTECTION.  Tenant agrees to give any mortgagee(s) and/or
           --------------------
trust deed holder(s), by overnight courier or certified or registered mail, return receipt requested, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     31.   COSTS AND ATTORNEYS' FEES.  If Tenant or Landlord shall employ an
           -------------------------
attorney with regard to any act, omission or activity of the other with regard to this Lease, including any suit by Landlord for the recovery of Rent or other payments due hereunder or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees and costs, including without limitation those incurred in connection with any litigation, at trial, and on appeal, and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action.

     32.   BROKERS.  Tenant represents and warrants to Landlord that neither it
           -------
nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Murrey and Associates in the negotiating or making of this Lease, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

     33.   LANDLORD'S LIABILITY.
           --------------------

           33.1. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only the Landlord's interest in the Premises and Building (including the rent account, insurance proceeds and any condemnation award) , as the same may, from time to time, be encumbered and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease.

           33.2. Landlord shall not be liable for any damage or injury which may be sustained by Tenant or any other person from water by reason of the breakage, leakage or obstruction of the roof, roof drains, sprinkler systems, water or soil pipes or any other leakage in or about the Premises, or resulting from the sole negligence or willful misconduct on the part of any of Landlord's other tenants, their agents or employees. Landlord shall not be liable for any loss of property from any cause whatsoever, including not by way of limitation, theft, vandalism or burglary from the Premises, and Tenant covenants and agrees to make no claim for any such loss at any time.

     34.   ESTOPPEL CERTIFICATES.  Tenant shall, from time to time, within ten
           ---------------------
(10) days of Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date the Lease was executed and the date it expires; the date Tenant entered occupancy of the Premises; the amount of Base Rent, Additional Rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease) ; that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying contributions that have not been received) that on the date of such statement there are no existing defenses or offset which the Tenant has against the enforcement of this Lease by the Landlord (or if so, specifying the same); that no Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof) ; or any other matters evidencing the status of the Lease, as may be reasonably required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage against the Building, or a purchaser of the Building. It is intended that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant fails to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

     35.   FINANCIAL STATEMENTS.  Within ten (10) days after Landlord's request
           --------------------
but no more than once per year, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of each of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant also agrees, within five (5) days of Landlord's request, to provide such further financial information (such as quarterly statements) as Landlord may request. Landlord shall keep confidential all financial information received from Tenant, and shall not disclose any such financial information to any third party individual or entity other than current or prospective lenders, current or prospective investors or partners, and any licensed commercial real estate appraiser so long as such parties agree to keep Tenant's financial information confidential.

     36.   TRANSFER OF LANDLORD'S INTEREST.  In the event of any transfer(s) of
           -------------------------------
Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer so long as the transferee assures in writing Landlord's obligation under this Lease, and Tenant agrees to attorn to the transferee.

     37.   RIGHT TO PERFORM.  If Tenant shall fail to pay any sum of money,
           ----------------
other than Rent, required to be paid by it hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder which such failure shall continue for fifteen (15) days, then, in addition to a default if provided by Section 23.1, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Notwithstanding the foregoing, in the event of an emergency, if Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, immediately make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Article as in the case of default by Tenant in the payment of Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant as Additional Rent on the next day after such payment by Landlord, together with interest thereon equal to the prime rate of interest as published in The Wall Street Journal (or any successor publication thereto) from time to
   -----------------------
time, plus two percent (2%).

     38.   SUBSTITUTED PREMISES.   INTENTIONALLY DELETED.
           --------------------

     39.   SALES AND AUCTIONS.  No retail sales may be conducted at, upon or in
           ------------------
the Premises. Tenant may not use the exterior walls and doorways of the Premises for storage. Tenant agrees not to install any exterior lighting, amplifiers or similar devices in or about the Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

     40.   ROOFTOP EQUIPMENT.  Tenant may install, at its sole cost,
           -----------------
telecommunications equipment (the "Rooftop Equipment") on the roof of the Building, subject to Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed, of plans and specifications for the Rooftop Equipment and the type and placement of all cabling and wiring ancillary thereto. Tenant shall be responsible for paying all reasonable out-of-pocket, third party costs associated with Landlord's review of such plans and specifications for the Rooftop Equipment (if any) . Landlord shall not charge Tenant additional rent for the use of space on the roof for the Rooftop Equipment. Tenant shall be responsible for obtaining and maintaining all approvals, permits and licenses required by Fairfax County, Reston or any federal, state or local government for installation and operation of the Rooftop Equipment and shall pay all fees attendant thereto. If the Rooftop Equipment is installed, Tenant shall have sole responsibility for the maintenance, repair and replacement thereof and of all cabling and wiring ancillary thereto and Tenant will be responsible for bearing the costs to repair any damage caused to the roof or Building by the installation of the Rooftop Equipment. At the expiration or earlier termination of this Lease, Tenant shall remove the Rooftop Equipment and all cabling and wiring ancillary thereto and shall be responsible to repair any damage caused to the roof or Building in connection with such removal.

Notwithstanding the foregoing, Tenant covenants and agrees that:

(a) The Rooftop Equipment shall not unreasonably interfere with the standard use of the building by other tenants;

(b) Tenant shall pay any increase in Landlord's insurance rates occasioned by the installation or operation of the Rooftop Equipment;

(c) Tenant shall fully insure against damage occasioned by the installation and/or operation of the Rooftop Equipment (subject to the provisions of Sections 12.1 and 18.2 of the Lease);

(d) Landlord shall retain the right to designate the placement of the Rooftop Equipment and to require such reasonable "screening" type improvements to the building as may be required to maintain its cosmetic appearance; and

(e) If Tenant accesses the roof without a designated representative of Landlord, the burden of proof for any damages subsequent to such access shall be upon Tenant.

     41.   SECURITY. Tenant hereby agrees to the exercise by Landlord and its
           --------
agents and employees, within their sole discretion, of such security measures as it deems necessary for the Building so long as such measures do not adversely affect Tenant's use of the Premises or the Building for its business operations. The Building shall be open during Normal Business Hours and Landlord shall provide Tenant with access to the Building during other than Normal Business Hours through a card-key (or equivalent) system.

     42.   AUTHORITY OF TENANT.  Tenant warrants to Landlord that Tenant, if
           -------------------
other than an individual, is a validly existing legal entity under the laws of the state of its formation, that it is duly qualified to do business in the State in which the Premises are located, that its entry into and performance of this Lease has been duly authorized, that, if Tenant is not an individual, the officers(s) , partner (s) or trustee (s) , as applicable, executing this Lease on Tenant's behalf are duly authorized to do so, and that this Lease is binding upon Tenant.

     43.   NO ACCORD OR SATISFACTION.  No payment by Tenant or receipt by
           -------------------------
Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.

     44.   MODIFICATIONS FOR LENDER.  If in connection with obtaining financing
           ------------------------
for the Building or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, or defer its consent to such modification provided such modifications do not increase the Rent or Tenant's obligations under this Lease or adversely affect Tenant's rights hereunder.

     45.   PARKING. Tenant's occupancy of the Premises shall include the use of
           -------
eighty-six (86) parking spaces at no cost or expense to Tenant, of which two (2) shall be reserved to Tenant, and the remaining eighty-four (84) of which shall be used in common with other tenants, invitees and visitors of the Building. Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its reasonable discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate.

     46.   GENERAL PROVISIONS.
           ------------------

           46.1. ACCEPTANCE.  The submission of this Lease by Landlord does not
                 ----------
constitute an offer by Landlord or other option for, or restriction of, the Premises, and this Lease shall only become effective and binding upon Landlord, upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

           46.2. JOINT OBLIGATION.  If there be more than one Tenant, the
                 ----------------
obligations hereunder imposed shall be joint and several.

           46.3. MARGINAL HEADINGS, ETC.  The marginal headings, Table of
                 ----------------------
Contents, lease summary sheet and titles to the articles and sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

           46.4. CHOICE OF LAW.  This Lease shall be governed by and construed
                 -------------
in accordance with the laws of the State in which the Premises are located.

           46.5. SUCCESSORS AND ASSIGNS.  The covenants and conditions herein
                 ----------------------
contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

           46.6. RECORDATION. Neither Landlord nor Tenant shall record this
                 -----------
Lease, but a short-form memorandum hereof may be recorded at the request of Landlord or Tenant.

           46.7. QUIET POSSESSION.  Upon Tenant's paying the Rent and other
                 ----------------
charges due hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof, subject to all the provisions of this Lease.

           46.8. PARTIAL INVALIDITY.  Any provision of this Lease which shall
                 ------------------
prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

           46.9. CUMULATIVE REMEDIES.  No remedy or election hereunder shall be
                 -------------------
deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

           46.10. ENTIRE AGREEMENT.  This Lease contains the entire agreement of
                  ----------------
the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

           46.11. LABOR DISPUTES.  Tenant agrees that it will not at any time,
                  --------------
either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, in connection with any services, provisions, alterations or maintenance, if the use of such contractor, mechanic or laborer or such materials creates any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Landlord or others, or disturbs the construction, maintenance, cleaning, janitorial services, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

           46.12. WAIVER OF COUNTERCLAIM.  Tenant hereby waives the right to
                  ----------------------
interpose any counterclaim (other than a compulsory counterclaim) of whatever description in any summary proceeding.

           46.13. TIME IS OF THE ESSENCE.  Time is of the essence of this Lease.
                  ----------------------
Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.

           46.14. EXECUTION.  This Lease may be executed in any number of
                  ---------
counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts.

           46.15. FORCE MAJEURE.  A party to this Lease shall be excused from
                  -------------
the performance of its duties and obligations under this Lease, except obligations for the payment of money such as Base Rent, for the period of delay, but in no event longer than ninety (90) days, caused by labor disputes, governmental regulations, riots, war, insurrection, acts of God or other causes beyond the control of the party whose performance is being excused (but such causes shall not include insufficiency of funds).

           46.16. NO JOINT VENTURE.  This Lease does not and shall not be
                  ----------------
construed to create a partnership, joint venture or any other relationship other than that of landlord and tenant.

     47.   RULES AND REGULATIONS.  Tenant agrees to comply with such reasonable
           ---------------------
rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and parking and other common areas. Such rules may include but shall not be limited to the following: (i) restricting of employee parking to a limited, designated area or areas; and (ii) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Building. Landlord shall not discriminate against Tenant in the enforcement of any rule or regulation.

     48.   NO WARRANTIES OR REPRESENTATIONS BY LANDLORD.  Tenant acknowledges
           --------------------------------------------
and agrees that, except as expressly set forth in this Lease, neither Landlord nor any agent or representatives of Landlord have made, and Landlord is not liable or responsible for or bound in any manner by any express or implied representations, warranties, covenants, agreements, obligations, guarantees, statements, information or inducements pertaining to the Premises or any part hereof, the title and physical condition thereof, the quantity, character, fitness and quality thereof, merchantability, fitness for particular purpose, the income, expenses or operation thereof, the value and profitability thereof, the uses which can be made thereof or any other matter or thing whatsoever with respect thereto. Tenant acknowledges, agrees, represents and warrants that it has had the opportunity and has in fact inspected the Premises, and that it has had access to information and data relating to all of same as Tenant has considered necessary, prudent, appropriate or desirable for the purposes of this transaction and, without limiting the foregoing, that Tenant and its agents and representatives have independently inspected, examined, analyzed and appraised all of same, including the condition, value and profitability thereof. Without limiting the foregoing, Tenant acknowledges and agrees that, except as expressly set forth in this Lease, Landlord is not liable or responsible for or bound in any manner by (and Tenant has no relief upon) any oral or written or supplied guarantees, statements, information or inducements pertaining to the Premises or any part hereof, such condition and such operation and any other information respecting same furnished by or obtained from Landlord or any agent or representative of Landlord.

     49.   LANDLORD'S CONSENT OR APPROVAL.
           ------------------------------

           49.1. With respect to any provision of this Lease which provides that Tenant shall obtain Landlord's prior consent or approval, Landlord may withhold such consent or approval for any reason at its sole discretion, unless the provision specifically states that the consent or approval will not be unreasonably withheld.

     50.   WAIVER OF TRIAL BY JURY.  LANDLORD AND TENANT WAIVE THE RIGHT TO A
           -----------------------
TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND

RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

Initials:

Landlord:         /s/                      Tenant:           /s/
         ----------------------                   -------------------------


IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, in triplicate, on the day and year first above written.

TENANT:                                    LANDLORD:
------                                     --------



By:               /s/                      By:               /s/
   --------------------------------           ---------------------------------
Printed Name:  C. Raymond Marvin           Printed Name:  Thomas G.[eligible]
Its:  President                            Its:  Assistant Vice President
    -------------------------------            --------------------------------
Date:  12/6/94                             Date:  2/8/94
     ------------------------------             -------------------------------

                                  EXHIBIT "A"
                                  -----------

                     LOCATION AND DESCRIPTION OF PREMISES


    Description of Premises pursuant to a lease dated December 6, 1994, by and between Aetna Life Insurance Company ("Landlord") and Telephone Business Meetings, Inc., dba Access Conference Call Service ("Tenant"): Nineteen Thousand Seven Hundred Sixty-five (19,765) square feet on the second (2nd) floor of 1861 Wiehle Avenue, the 73,685 square foot building located at 1861 Wiehle Avenue, Reston, Virginia 22090.

        Note: Landlord and Tenant shall mutually agree on the exact location of the 19,765 square foot Premises on the approximately 25,141 square foot second floor.



                              [Diagram Inserted]

                                  EXHIBIT "B"
                                  -----------

                                RENT INCREASES


    Rent during the third and subsequent years of the initial term shall be increased by three percent (3%) over the preceding year's Rent.

                              AGREEMENT OF LEASE

                                by and between

                         AETNA LIFE INSURANCE COMPANY

                                      and

         TELEPHONE BUSINESS MEETINGS, INC. dba ACCESS CONFERENCE CALL

                                   EXHIBIT C

                   Plans and Specifications for the Premises

The following are the Standard Improvement Items, the Standard Allowance of each of which the Landlord shall provide at its expenses as part of the improvements to be made to the premises.

1.  PARTITIONING

    1.1. Standard interior partitions shall be constructed of one-half inch (1/2") gypsum drywall on each side of three and five-eighths inch (3-5/8") steel studs, from slab to ceiling. Such drywall shall be taped, spackeled, finished and painted.

    1.2. All corridor and demising partitions shall be sound-insulated with 3-1/2" of batt insulation, finished gypsum drywall, and shall be constructed according to applicable building code provisions.

    1.3. The Standard Allowance shall be eighty-three lineal feet of interior partition and N/A lineal feet of demising partition for each one thousand (1000) square feet of floor area. All interior standard partitions and one-half of the demising partitions between the Premises and other leasable space shall be charged against such Standard Allowance.

2.  DOORS

    2.1. Standard interior doors shall be solid-core, paint grade, shall be painted to match the partitioning, and shall include building standard hardware. The Standard Allowance shall be one door for each three hundred fifty square feet of floor area.

    2.2. Standard suite entrance doors shall be made of solid core wood, and shall include a building standard lockset.

3.  ELECTRICAL SERVICE

    3.1. Electric lights shall be three bulb, flush-mounted, energy miser, fluorescent fixtures having dimensions of two feet (2') by four feet (4'), and capable of providing seventy (70') foot candles at desk height. One light fixture shall be provided for each eighty-five square feet of floor.

    3.2. The Standard Allowance shall be one interior wall-mounted duplex, 110-volt receptacle for each one hundred fifty square feet of floor area, and one light switch for each three hundred fifty square feet of floor area.

    3.3. The Standard Allowance shall not include any special outlet, any outlet not located on a drywall partition, or any separate circuit, all of which shall be provided at the Tenant's expense.

4.  FLOOR COVERING

    4.1. The Landlord shall provide and install carpeting throughout the Premises using the Landlord's building standard, type and grade (Wunda Weve-Centurion Decathlon-Antron III nylon, or equal) of such color as is selected by the Tenant from the Landlord's standard selections.

    4.2. The Landlord shall provide a dark brown or black four-inch (4") high base for each partition covered by the Standard Allowance.

5.  WINDOW COVERING

    The Landlord shall provide for each exterior window architectural narrow slat venetian blinds of a standard color.

6.  WALL FINISHES

    The Landlord shall provide two (2) coats of paint on all partitions, doors and columns covered by the Standard Allowance using such paint color as is selected by the Tenant from the selections provided by the Landlord.

7.  GRAPHICS

    The Landlord shall provide the suite number for the Premises, using the Landlord's standard type for the Building. Any additional lettering requested by the Tenant shall conform to such standard type and shall be provided at the Tenant's expense.

8.  CEILING

    8.1. The Landlord shall provide throughout the Premises an acoustical tile ceiling comprised of two-foot (2') by four-foot (4') panels, having an exposed grid system.

    8.2. The ceiling shall have a minimum height of eight feet, two inches
(8'2").

9.  HEATING, VENTILATING AND AIR-CONDITIONING SYSTEM

    Tenant will be responsible for all construction costs associated with changes to existing building heating, ventilation, air conditioning and electrical systems due to Tenant requirements which exceed or differ from building standards.

10. FLOOR LOAD

    Floor load capabilities are designed for normal office space use. The Tenant shall notify the Landlord before the preparation of working drawings for the Premises of any concentration of floor loads which the Tenant may desire, and shall bear any additional cost incurred by the Landlord in accommodating the same.

11. LANDLORD'S CONSTRUCTION OF TENANT'S SPACE

    Landlord and Tenant agree that Landlord shall cause the construction of the improvements to the Premises in accordance with the plans, design and specifications prepared by Tenant ("Tenant's Plans"), and the working drawings prepared by Tenant (i.e., mechanical, electrical and plumbing drawings, the "Working Drawings"). The Tenant's Plans and Working Drawings shall be prepared by Tenant and presented to Landlord for approval and review within forty-five
(45) days of the full execution of the Lease. Notwithstanding the foregoing, Tenant shall prepare and present to Landlord within thirty (30) days of the full execution of the Lease, the Tenant Plans and Working Drawings for the computer room area.

    Following the preparation and approval of Tenant's Plans and the Working Drawings, Landlord agrees to build-out the Premises as per Tenant's Plans and the Working Drawings. All construction for the Premises shall be awarded following a competitive bid format, with Trammell Crow Real Estate Services, Inc. serving as construction manager ("Construction Manager"). The Construction Manager shall: (1) prepare a bid package approved by Landlord and Tenant; (2) solicit bids from a minimum of three qualified general contractors approved by Landlord and Tenant; (3) prepare a bid analysis for review by Landlord and Tenant; and (4) award the bid to the lowest qualified general contractor (as approved by Tenant). On behalf of Landlord and Tenant, the Construction Manager shall supervise the construction for the Premises, ensuring that: (1) all construction is performed in a workmanlike manner; (2) all construction is in compliance with all applicable governmental regulations; and (3) all construction materials are free of defect (inherent or otherwise).

(i)  Tenant Allowance.  As a material part of this leasing transaction, Landlord
     ----------------
agrees to provide to Tenant an allowance ("Tenant Improvement Allowance")
of $20.00 per square foot (i.e., a total of 19, 500 sf x $20. 00 psf = $390,000.00. Such Tenant Improvement Allowance
shall be usable for, but shall not be limited to, the cost of all construction documents/drawings, permits, actual construction costs (materials and labor), general contractor fees, reasonable (and documented) moving related expenses (not to exceed $2.00 per square foot of the total Tenant Improvement Allowance), and a five percent (5%) construction management fee (such total costs hereinafter referred to as "Tenant Improvement Costs"). To the extent that the Tenant Improvement Costs exceed the Tenant Improvement Allowance (a "Shortfall"), Landlord will bill to Tenant the Shortfall in two (2) equal installments, due as follows: the first installment of fifty percent (50%) of the shortfall to be made at the commencement of construction, and the second installment of fifty percent (50%) upon substantial completion of construction. To the extent that the Tenant Improvement Costs are less than the Tenant Improvement Allowance, Landlord shall credit the unused portion of the Tenant Improvement Allowance against the first rental payment(s) when due or, at
                                                                   --
Tenant's sole option, Landlord shall place the unused portion of the Tenant Improvement Allowance in an interest-bearing account, and Tenant may use said unused portion of the Tenant Improvement Allowance for future Tenant Improvements within the premises. In all events, ten percent (10%) of the total cost of the job will be held back from the general contractor until all punch list items are complete, to the reasonable satisfaction of Tenant's architect.

(ii) Delay in Preparation of Tenant's Plans.  If the Tenant does not complete
     --------------------------------------
preparation of the Tenant's Plans and Working Drawings within the time periods specified above, and such delay causes the Landlord to postpone substantial completion of the space or delays the Lease Commencement Date, then Tenant shall pay to Landlord on the date rent would have commenced hereunder in the absence of such delay, a sum of money equivalent to the Rent for the Premises for the period during which Tenant would have been obligated to pay rent to the Landlord had not the Lease Commencement Date been so delayed.

(iii)  Changes to the Tenant Plans.  If changes are made by Tenant to the
       ---------------------------
Tenant's Plans after Landlord's approval, and should these changes to the Tenant's Plans cause the Landlord to postpone substantial completion of the space or delay the Lease Commencement Date, then Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have committed in writing, in a manner reasonably satisfactory to Landlord, to pay to Landlord on the date rent would have commenced hereunder in the absence of such delay, a sum of money equivalent to the Rent for the Premises for the period during which Tenant would have been obligated to pay rent to the Landlord had not the Lease Commencement Date been so delayed.

(iv) Notice.  Tenant shall, by notice to Landlord in writing, designate a single
     ------
individual who Tenant agrees shall be available to meet and consult with Landlord at the Premises as Tenant's representative respecting the matters which are the subject of this Exhibit and who, as between Landlord and Tenant, shall have the power to legally bind Tenant, in making requests for changes, giving approval of plans or work, giving directions to the Landlord or the like, under this Exhibit.

    Landlord shall, by notice to Tenant in writing, designate a single individual who Landlord agrees shall be available to meet and consult with Tenant at the Premises as Landlord's representative respecting the matters which are the subject of this Exhibit and who, as between Landlord and Tenant, shall have the power to legally bind Landlord, in making requests for changes, giving approval of plans or work, giving directions to the Tenant or the like, under this Exhibit.

(v)  Substantial Completion.  For purposes of the Lease, "substantially
     ----------------------
complete" means full completion, except for minor or insubstantial details of construction, decoration or installation.

(vi) Payment.  Any invoice from Landlord not paid by Tenant within 30 days of
     -------
receipt thereof will be subject to an interest charge at an annual rate equal to the average prime interest rate published in The Wall Street Journal during the
                                             -----------------------
period of any such delay in payment. Said interest and invoice payments are to be treated by Landlord and Tenant as rent due hereunder.

                                   EXHIBIT D
                                   ---------

                              HVAC SPECIFICATIONS
                              -------------------

    Landlord shall maintain the HVAC system at the following performance capabilities:

        Summer - Outdoor: 95(degrees) dry bulb/78(degrees) wet bulb Summer - Indoor Tolerance (maximum): 76(degrees) dry bulb Winter - Outdoor: 14(degrees)F, dry bulb
        Winter - Indoor Tolerance (minimum): 74(degrees) dry bulb

    Relative humidity shall not exceed Fifty Percent (50%), and shall be in a range to provide reasonable comfort throughout the Premises.

                                  EXHIBIT "E"

                            CLEANING SPECIFICATIONS
                            -----------------------


Cleaning services provided five (5) days per week unless otherwise specified.

Cleaning hours Monday through Friday between 6:00 PM and before 8:00 AM of the following day.

On the last day of the week the work will be done after 6:00 PM, Friday, but before 8:00 AM, Monday.

No cleaning on holidays.

Lavatories
----------

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing petition to be washed and disinfected weekly.

Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles will be emptied and cleaned and wash dispensaries to be filled with appropriate tissues, towels, soap nightly.

Main Lobby, Elevators, Building Exterior and Corridors
------------------------------------------------------

Wipe and wash all floors in Main Lobby nightly.

Wipe and/or vacuum elevator floors nightly.

Office Area
-----------

Furniture and fixtures within reach will be dusted and desk tops will be wiped clean. However, desks with loose papers on the top will not be cleaned.

Ash trays to be emptied and cleaned.
Windows sills and baseboards to be dusted and washed when necessary.

Office wastepaper baskets will be emptied nightly.

Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to place such unusual refuse in trash cans.

Cleaner will not remove or clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned.

Hard floors will be swept daily and washed and waxed monthly.

Carpet will be vacuumed nightly. Wipe clean all glass, brass and other bright work weekly.

Dust all pictures, charts, wall hangings monthly that are not reached in nightly cleaning.

                                  EXHIBIT "F"
                                  -----------



                                    DIAGRAM

                          AMENDMENT TO LEASE AGREEMENT

    This Amendment to Lease Agreement (the "Agreement") is made as of the 28th day of March, 1995, by and between Aetna Life Insurance Company (Landlord), and Telephone Business Meetings, Inc. dba Access Conference Call Service (Tenant).

    WHEREAS, by a lease dated December 6, 1994 (hereinafter referred to as the "Lease"), Landlord leased to Tenant and Tenant leased from Landlord approximately 19,765 square feet (the "Original Premises") situated in the building located at 1861 Wiehle Avenue, Reston, Virginia 22090 (the "Building").

    WHEREAS, subject to the terms and conditions hereinafter set forth, Tenant wishes, and Landlord hereby agrees to allow Tenant to expand its operations to new premises within the Building consisting of approximately 5,376 square feet located on the second floor of the building, which is contiguous to the Original Premises and is more particularly described on Exhibit "A-1" attached hereto and made a part hereof, all as hereinafter set forth.

    WHEREAS, Landlord and Tenant desire to amend the lease to reflect the terms of such expansion, and to clarify which terms and provisions are applicable to the New Premises and the Original Premises, pursuant to the Lease as amended hereby, all as hereinafter set forth.

    NOW THEREFORE, in consideration of the mutual covenants, promises, and agreements contained herein and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to modify the Lease as follows:

    1.  Expansion.
        ---------

        Landlord shall deliver to Tenant possession of the New Premises, on September 1, 1995, (the "Effective Date"). Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord the New Premises, for the term and upon the conditions hereinafter provided. The Lease is hereby deemed amended to incorporate the grant by Landlord to Tenant of a leasehold interest in and to the New Premises (as and to the extent set forth herein).

    2.  Amendments.
        ----------

        Effective on and after the Effective Date, the Lease shall be amended and modified as follows:

        a.  The Premises, as set forth in Section 1.1 of the Lease, shall also
                                          ------------------------
include the New Premises and all references to the Premises shall refer to the New Premises and Original Premises, collectively, unless otherwise specifically set forth to the contrary. The size of the Premises as set froth in Section 1.1 of the Lease of "19,765 square feet" shall be deleted and in its place shall be inserted "25,141 square feet".

        b.  Tenant's percentage of the Building as defined in Section 1.2 of the
                                                              ------------------
Lease of "26.82%" shall be deleted and in its place shall be inserted "34.12%".
-----

        c. The Base Rent of Twenty-three Thousand Three Hundred Six and 23/100 Dollars ($23,306.23) per month as defined in Section 1.4 of the Lease shall be
                                             ------------------------
deleted and in its place shall be inserted Twenty-nine Thousand Six Hundred Forty-five and 43/100 Dollars ($29,645.43) per month with annual increases as set forth in Exhibit B of the Lease. Tenant shall be given an additional rental abatement equal to Fifteen Thousand Four Hundred Fifty-one and 80/100 Dollars ($15,451.80).

        d. The provisions governing the construction of the tenant improvements for the New Premises ("Landlord's Work") shall be the same as those set forth in Exhibit B to this Agreement attached hereto. Tenant's obligation to pay Rent for the New Premises shall commence on the Effective Date of this Agreement.

    3.  Modification.
        ------------

        Except as, and to the extent, modified by this Agreement, the Lease shall continue in full force and effect, unmodified. This Agreement and the Lease may be further amended only in writing signed by both Landlord and Tenant.

    4.  Severability.
        ------------

        If any term, covenant or condition of this Agreement or its application to any person or circumstance shall be invalid or unenforceable, then the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each term and provision shall be valid and enforceable to the fullest extent permitted by law.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first written above.


TENANT:                                  LANDLORD:

TELEPHONE BUSINESS MEETINGS, INC.        AETNA LIFE INSURANCE COMPANY
dba ACCESS CONFERENCE CALL SERVICE


By:                                      By:
   --------------------------------         --------------------------------

Printed Name:                            Printed Name:
             ----------------------                   ----------------------
Its:                                     Its:
    -------------------------------          -------------------------------
Date:                                    Date:
     ------------------------------           ------------------------------
Attest:                                  Attest:
       ----------------------------             ----------------------------
Printed Name:                            Printed Name:
             ----------------------                   ----------------------
Its:                                     Its:
    -------------------------------          -------------------------------
Date:                                    Date:
     ------------------------------           ------------------------------

                   EXPANSION AGREEMENT AND AMENDMENT TO LEASE

                                 BY AND BETWEEN

                          AETNA LIFE INSURANCE COMPANY

                                      AND

                       TELEPHONE BUSINESS MEETINGS, INC.
                       dba ACCESS CONFERENCE CALL SERVICE



                                  EXHIBIT A-1
                                  -----------


    Description of New Premises pursuant to an Amendment to Lease Agreement dated the ____ day of March, 1995, by and between Aetna Life Insurance Company and Telephone Business Meetings, Inc. dba Access Conference Call Service: Five Thousand Three Hundred Seventy-six (5,376) square feet on the second floor, located in the 73,685 square-foot building at 1861 Wiehle Avenue, Reston, Virginia 22090.



                                   [Diagram]

                                   EXHIBIT B


                 Plans and Specifications for the New Premises


The following are the Standard Improvement Items, the Standard Allowance of each of which the Landlord shall provide at its expenses as part of the improvements to be made to the New Premises.

1.  PARTITIONING

    1.1. Standard interior partitions shall be constructed of one-half inch (1/2") gypsum drywall on each side of the three and five-eighths inch (3-5/8") steel studs, from slab to ceiling. Such drywall shall be taped, spackeled, finished and painted.

    1.2. All corridor and demising partitions shall be sound-insulated with 3-1/2" of batt insulation, finished gypsum drywall, and shall be constructed according to applicable building code provisions.

    1.3. The Standard Allowance shall be eighty-three lineal feet of interior partition and N/A lineal feet of demising partition for each one thousand (1000)
              ---
square feet of floor area. All interior standard partitions and one-half of the demising partitions between the New Premises and other leasable space shall be charged against such Standard Allowance.

2.  DOORS

    2.1. Standard interior doors shall be solid-core, paint grade, shall be painted to match the partitioning, and shall include building standard hardware. The Standard Allowance shall be one door for each three hundred fifty square feet of floor area.

    2.2. Standard suite entrance doors shall be made of solid core wood, and shall include a building standard lockset.

3.  ELECTRICAL SERVICE

    3.1. Electric lights shall be three bulb, flush-mounted, energy miser, fluorescent fixtures having dimensions of two feet (2') by four feet (4'), and capable of providing seventy (70') foot-candles at desk height. One light fixture shall be provided for each eighty-five square feet of floor.

    3.2. The Standard Allowance shall be one interior wall-mounted duplex, 110-volt receptacle for each one hundred fifty square feet of floor area, and one light switch for each three hundred fifty square feet of floor area.

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    3.3.  The Standard Allowance shall not include any special outlet, any outlet not located on a drywall partition, or any separate circuit, all of which shall be provided at the Tenant's expense.

4.  FLOOR COVERING

    4.1. The Landlord shall provide and install carpeting throughout the New Premises using the Landlord's building standard, type and grade (Wunda Weve-Centurion Decathlon-Antron III nylon, or equal) of such color as is selected by the Tenant from the Landlord's standard selections.

    4.2. The Landlord shall provide a dark brown or black four-inch (4") high base for each partition covered by the Standard Allowance.

5.  WINDOW COVERING

    The Landlord shall provide for each exterior window architectural narrow slat venetian blinds of a standard color.

6.  WALL FINISHES

    The Landlord shall provide two (2) coats of paint on all partitions, doors and columns covered by the Standard Allowance using such paint color as is selected by the Tenant from the selections provided by the Landlord.

7.  GRAPHICS

    The Landlord shall provide the suite number for the New Premises, using the Landlord's standard type for the Building. Any additional lettering requested by the Tenant shall conform to such standard type and shall be provided at the Tenant's expense.

8.  CEILING

    8.1. The Landlord shall provide throughout the New Premises an acoustical tile ceiling comprised of two-foot (2') by four-foot (4') panels, having an exposed grid system.

    8.2.  The ceiling shall have a minimum height of eight feet, two inches
(8'2").

9.  HEATING, VENTILATING AND AIR-CONDITIONING SYSTEM

    Tenant will be responsible for all construction costs associated with changes to existing building heating, ventilation, air conditioning and electrical systems due to Tenant requirements which exceed or differ from building standards.

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10. FLOOR LOAD

    Floor load capabilities are designed for normal office space use. The Tenant shall notify the Landlord before the preparation of working drawings for the New Premises of any concentration of floor loads which the Tenant may desire, and shall bear any additional cost incurred by the Landlord in accommodating the same.

11. LANDLORD'S CONSTRUCTION OF TENANTS SPACE

    Landlord and Tenant agree that Landlord shall cause the construction of the improvements to the New Premises in accordance with the plans, design and specifications prepared by Tenant ("Tenant's Plans"), and the working drawings prepared by Tenant (i.e., mechanical, electrical and plumbing drawings, the "Working Drawings"). The Tenant's Plans and Working Drawings shall be prepared by Tenant and presented to Landlord for approval and review within forty-five
(45) days of the full execution of the Agreement.

    Following the preparation and approval of Tenant's Plans and the Working Drawings, Landlord agrees to build-out the New Premises as per Tenant's Plans and the Working Drawings. All construction for the New Premises shall be awarded following a competitive bid format, with Trammell Crow Real Estate Services, Inc. serving as construction manager ("Construction Manager"). The Construction Manager shall: (1) prepare a bid package approved by Landlord and Tenant; (2) solicit bids from a minimum of three qualified general contractors approved by Landlord and Tenant; (3) prepare a bid analysis for review by Landlord and Tenant; and (4) award the bid to the lowest qualified general contractor (as approved by Tenant). On behalf of Landlord and Tenant, the Construction Manager shall supervise the construction for the New Premises, ensuring that: (1) all construction is performed in a workmanlike manner; (2) all construction is in compliance with all applicable governmental regulations; and (3) all construction materials are free of defect (inherent or otherwise).

     (i)   Tenant Allowance.  As a material part of this leasing transaction,
           ----------------
     Landlord agrees to provide to Tenant an allowance ("Tenant Improvement Allowance") of $20.00 per square foot (i.e., a total of 5,376 sf x $20.00 psf = $107,520.00). Such Tenant Improvement Allowance shall be usable for, but shall not be limited to, the cost of all construction documents/drawings, permits, actual construction costs (materials and labor), general contractor fees, reasonable (and documented) moving related expenses (not to exceed $2.00 per square foot of the total Tenant Improvement Allowance), and a five percent (5%) construction management fee (such total costs hereinafter referred to as "Tenant Improvement Costs"). To the extent that the Tenant Improvement Costs exceed the Tenant Improvement Allowance (a "Shortfall"), Landlord will bill to Tenant the Shortfall in two (2) equal installments, due as follows: the first installment of fifty percent (50%) of the shortfall to be made at the commencement of construction, and the second installment of fifty percent (50%) upon substantial completion of construction. To the extent that the Tenant Improvement Costs are less than the Tenant Improvement Allowance, Landlord shall credit the unused portion of the Tenant Improvement Allowance against the first rental payment(s) when due or, at Tenant's sole
                                                            --
     option,

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     Landlord shall place the unused portion of the Tenant Improvement
     Allowance in an interest-bearing account, and Tenant may use said unused portion of the Tenant Improvement Allowance for future Tenant Improvements within the New Premises. In all events, ten percent (10%) of the total cost of the job will be held back from the general contractor until all punch list items are complete, to the reasonable satisfaction of Tenant's architect.

     (ii)  Delay in Preparation of Tenant's Plans.  If the Tenant does not
           --------------------------------------
     complete preparation of the Tenant's Plans and Working Drawings within the time periods specified above, and such delay causes the Landlord to postpone substantial completion of the space or delays the Effective Date, then Tenant shall pay to Landlord on the date rent would have commenced hereunder in the absence of such delay, a sum of money equivalent to the Rent for the New Premises for the period during which Tenant would have been obligated to pay rent to the Landlord had not the Effective Date been so delayed.

     (iii) Changes to the Tenant Plans.  If changes are made by Tenant to the
           ---------------------------
     Tenant's Plans after Landlord's approval, and should these changes to the Tenant's Plans cause the Landlord to postpone substantial completion of the space or delay the Effective Date, then Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have committed in writing, in a manner reasonably satisfactory to Landlord, to pay to Landlord on the date rent would have been commenced hereunder in the absence of such delay, a sum of money equivalent to the Rent for the New Premises for the period during which Tenant would have been obligated to pay rent to the Landlord had not the Effective Date been so delayed.

     (iv)  Notice.  Tenant shall, by notice to Landlord in writing, designate a
           ------
     single individual who Tenant agrees shall be available to meet and consult with Landlord at the New Premises as Tenant's representative respecting the matters which are the subject of this Exhibit and who, as between Landlord and Tenant, shall have the power to legally bind Tenant, in making requests for changes, giving approval of plans or work, giving directions to the Landlord or the like, under this Exhibit.

           Landlord shall, by notice to Tenant in writing, designate a single individual who Landlord agrees shall be available to meet and consult with Tenant at the New Premises as Landlord's representative respecting the matters which are the subject of this Exhibit and who, as between Landlord and Tenant, shall have the power to legally bind Landlord, in making requests for changes, giving approval of plans or work, giving directions to the Tenant or the like, under this Exhibit.

     (v)   Substantial Completion.  For purposes of the Lease, "substantially
           ----------------------
     complete" means full completion, except for minor or insubstantial details of construction, decoration or installation.

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

     (vi)  Payment.  Any invoice from Landlord not paid by Tenant within 30 days
           -------
of receipt thereof will be subject to an interest charge at an annual rate equal to the average prime interest rate published in The Wall Street Journal during
                                                -----------------------
the period of any such delay in payment. Said interest and invoice payments are to be treated by Landlord and Tenant as rent due hereunder.

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